As filed with the Securities and Exchange Commission on August 31, 2004
                                                    Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-3

                             ----------------------

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                        FRANKLIN STREET PROPERTIES CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                             ----------------------

                                    Maryland
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

                                   04-3578653
                     (I.R.S. Employer Identification Number)

                             ----------------------

                         401 Edgewater Place, Suite 200
                               Wakefield, MA 01880
                                 (781) 557-1300
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                              ---------------------

                                George J. Carter
                      President and Chief Executive Officer
                        Franklin Street Properties Corp.
                         401 Edgewater Place, Suite 200
                               Wakefield, MA 01880
                                 (781) 557-1300
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)

                             ----------------------

                                   Copies to:

                             Kenneth A. Hoxsie, Esq.
                           Jeffrey A. Hermanson, Esq.
                              Maria D. Stahl, Esq.
                             Wilmer Cutler Pickering
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                            Telephone: (617) 526-6000
                            Telecopy: (617) 526-5000

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                          Proposed
                                                                           Maximum         Proposed
                                                                          Offering          Maximum         Amount Of
                                                         Amount To Be     Price Per        Aggregate       Registration
 Title Of Each Class Of Securities To Be Registered     Registered (1)    Share (2)    Offering Price (2)      Fee
-------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.0001 per share                 25,000,091       $17.70         $442,501,611       $56,065
=========================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall cover any additional shares of the registrant's common stock which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration that results in an increase in the number of shares of the registrant's outstanding common stock.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act, based on the book value of the common stock on August 25, 2004.

                             ----------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION. DATED _____________, 2004.

                                25,000,091 Shares

                        FRANKLIN STREET PROPERTIES CORP.

                                  Common Stock

                                ----------------

      Franklin Street Properties Corp., or FSP Corp., is registering 25,000,091 shares of its common stock held by the persons named herein as "selling stockholders" pursuant to a registration statement of which this prospectus is a part. Our common stock is not listed or quoted on any national exchange or market. We intend to apply to list our common stock on the American Stock Exchange, or the AMEX. We cannot give any assurances that we will file such listing application with AMEX or, in the event we do, that AMEX will accept our listing application or that a meaningful trading market in our common stock will develop should AMEX accept our listing application. The selling stockholders or their pledgees, donees, transferees or other successors-in-interest named herein may offer the shares from time to time through public, if our common stock were to trade on the AMEX, or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

      FSP Corp. will not receive any of the proceeds from any future sale of the shares being registered hereby.

      As of August 13, 2004, the fair market value of the common stock was $17.70 per share as determined through negotiations in connection with the contemplated acquisition of four entities. See "Determination of the Fair Market Value of Our Common Stock" on page 12.

      See "Risk Factors" on page 4 to read about factors you should consider before buying shares of our common stock.

                                ----------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------


                   Prospectus dated __________________, 2004.

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                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors".

                        Franklin Street Properties Corp.

      We operate in two business segments and have two principal sources of revenue:

      o Real estate operations, including real estate leasing, interim acquisition financing and asset/property management, which generate rental income, loan origination fees and management fees, respectively.

      o Investment banking/investment services, which generate brokerage commissions and other fees related to the organization of single-purpose entities that own real estate and the private placement of equity in those entities. We call these entities Sponsored Entities, and although we previously organized them as partnerships, in 2001 we began to organize them as corporations operated in a manner intended to qualify as real estate investment trusts, and refer to them as Sponsored REITs.

Real Estate

      We own a portfolio of real estate, consisting of 28 properties as of August 15, 2004, which includes apartment complexes, office buildings and industrial use properties. We derive rental revenue from income paid to us by tenants of these properties.

      FSP Corp. typically makes a loan to each Sponsored REIT secured by a mortgage on the borrower's real estate. Those loans produce revenue in the form of interest and loan origination fees. These loans typically are repaid out of the proceeds of the borrower's equity offering.

      We also provide asset management services, property management services and/or property accounting services to certain of our Sponsored REITs through our subsidiary FSP Property Management. FSP Corp. recognizes revenue from our receipt of fee income from those Sponsored REITs that have not been acquired by us. FSP Property Management does not receive any rental income.

Investment Banking/Investment Services

      Through our subsidiary FSP Investments, which acts as a real estate investment banking firm and broker/dealer, we organize Sponsored REITs, and sell equity in them through private placements exempt from registration under the Securities Act of 1933. These single-purpose entities each typically acquire a single real estate asset. FSP Investments sells preferred stock in the Sponsored REITs through best efforts offerings to "accredited investors" within the meaning of Regulation D of the Securities Act. We retain 100% of the common stock interest in the Sponsored REITs. Since 1997, FSP Investments has sponsored 38 Sponsored Entities, 14 of which were partnerships, and 24 of which were Sponsored REITs.

      FSP Investments derives revenue from commissions received in connection with the sale of equity interests in the Sponsored REITs and from fees paid by the Sponsored REITs for its services in identifying, inspecting and negotiating to purchase real properties on their behalf. FSP Investments is a registered broker/dealer with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. We have made an election to treat FSP Investments as a "taxable REIT subsidiary" for federal income tax purposes.


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

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                               Recent Developments

Redemption of Fractional Shares

      On August 16, 2004 we redeemed all of the outstanding fractional shares of our common stock. We redeemed an aggregate of 576.95 shares of common stock at a price per share of $17.70 for an aggregate purchase price of $10,212. The price per share was determined as set forth under "Determination of the Fair Market Value of Our Common Stock" on page 12.

Listing on AMEX

      We intend to apply to list our common stock on the American Stock Exchange, or the AMEX, under the symbol "FSP." We expect our listing application will cover an aggregate of 62,470,934 shares of our common stock, consisting of all of the shares of our common stock outstanding as of August 13, 2004 (including the shares covered by this prospectus), 1,946,178 shares of our common stock issuable under our 2002 Stock Incentive Plan and approximately 10,894,994 shares of common stock we intend to issue in the transactions described below under "Merger Transactions." We cannot give any assurances that we will file such listing application or, in the event we do, that AMEX will accept our listing application or that a meaningful trading market in our common stock will develop should AMEX accept our listing application. Our common stock is not listed or quoted on any national exchange or market today. If we do not list our common stock on AMEX or if our listing application is not accepted by AMEX, there will continue to be no public trading market for our common stock.

Merger Transactions

      On August 13, 2004, FSP Corp., 4 wholly-owned acquisition subsidiaries and 4 real estate investment trusts previously syndicated by FSP Corp., or "Target REITs", entered into a merger agreement whereby the related wholly-owned acquisition subsidiary of FSP Corp. will acquire a Target REIT by merger. The Target REITs are FSP Addison Circle Corp., FSP Collins Crossing Corp., FSP Montague Business Center Corp. and FSP Royal Ridge Corp., each a Delaware corporation. The acquisition subsidiaries are Addison Circle Acquisition Corp., Collins Crossing Acquisition Corp., Montague Acquisition Corp. and Royal Ridge Acquisition Corp. The merger agreement also provides for the issuance of shares of our common stock to the holders of preferred stock of the Target REITs as merger consideration.

      The merger agreement provides that upon consummation of the mergers, each share of preferred stock in the Target REITs will be converted into that number of shares of our common stock set forth below opposite the name of the applicableTarget REIT.

                                         Shares of our       Total shares of
                                             common                our
                   Total number of     stock issuable in      common stock
                      shares of        exchange for each        issuable
                   preferred stock           share           to Target REIT
  Target REIT        outstanding       of preferred stock     stockholders*

Addison Circle            636               5,948.67            3,783,354

Collins Crossing          555               6,167.63            3,423,035

Montague                  334               5,649.72            1,887,007

Royal Ridge               297.50            6,055.79            1,801,598

* Rounded to the nearest whole share.

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

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      Consummation of the mergers is subject to a number of conditions and will not occur unless, among other things, the holders of a majority of preferred stock of each Target REIT vote to approve the mergers. We anticipate the mergers to be consummated on or about December 31, 2004 or earlier if all the conditions to the mergers are satisfied.

                              Corporate Information

      FSP Corp. is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust for federal income tax purposes. FSP Corp. is the successor to Franklin Street Partners Limited Partnership, or the FSP Partnership, which was originally formed as a Massachusetts general partnership in January 1997 as the successor to a Massachusetts general partnership that was formed in 1981. On January 1, 2002, the FSP Partnership converted into FSP Corp. As a result of this conversion, the FSP Partnership ceased to exist and we succeeded to the business of the FSP Partnership. In the conversion, each unit of both general and limited partnership interests in the FSP Partnership was converted into one share of our common stock. As a result of the conversion, we hold, directly and indirectly, 100% of the interest in three former subsidiaries of the FSP Partnership: FSP Investments LLC, FSP Property Management LLC, and FSP Holdings LLC. We operate some of our business through these subsidiaries.

      On June 1, 2003, we acquired 13 real estate investment trusts by merger. In these mergers, we issued 25,000,091 shares of our common stock to holders of preferred stock in these REITs. As a result of these mergers, we now hold all of the assets previously held by these REITs. As part of its growth strategy, FSP Corp. may make similar acquisitions in the future. The proposed acquisition of the Target REITs discussed earlier is part of that strategy.

      Our principal executive offices are located at 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880. The telephone number of our principle executive office is (781) 557-1300. We do not maintain a website.

      For additional information about FSP Corp. and our business, see "Where You Can Find More Information."

      We use the terms "FSP Corp.", the "company", "we", "us" and "our" in this prospectus to refer to the business of Franklin Street Properties Corp. and its subsidiaries unless otherwise noted.

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

                                  RISK FACTORS

      An investment in our common stock involves a high degree of risk. Our common stock is not listed or quoted on any national exchange or market. We intend to apply to list our common stock on the American Stock Exchange, or the AMEX, under the symbol "FSP." We cannot give any assurances that we will file such listing application or, in the event we do, that AMEX will accept our listing application or that a meaningful trading market in our common stock will develop should AMEX accept our listing application. You should consider carefully the following information about these risks, together with the other information contained or incorporated by reference in this prospectus. Any of the risk factors we describe below could severely harm our business, financial condition and operating results.

REAL ESTATE AND BUSINESS RISKS

If we are not able to collect sufficient rents from each of our owned real properties, we may suffer significant operating losses or a reduction in cash available for future dividends.

      A substantial portion of our revenues are generated by the rental income of our real properties. If our properties do not provide us with a steady rental income, our revenues will decrease and may cause us to incur operating losses in the future or incur a reduction in cash available for future dividends.

We face risks in continuing to attract investors for Sponsored REITs.

      Our investment banking/investment services business continues to depend upon its ability to attract purchasers of equity interests in Sponsored REITs. Our success in this area will depend on the propensity and ability of investors who have previously invested in Sponsored REITs to continue to invest in future Sponsored REITs and on our ability to expand the investor pool for the Sponsored REITs by identifying new potential investors. Moreover, our investment banking/investment services business may be affected to the extent existing Sponsored REITs incur losses or have operating results that fail to meet investors' expectations.

If we are unable to fully syndicate a Sponsored REIT, we may be required to keep a balance outstanding on our line of credit or use our cash balance to repay our line of credit, which may reduce cash available for distribution to our stockholders.

      We typically draw on our line of credit to make an interim mortgage loan to a Sponsored REIT, so that it can acquire real property prior to the consummation of the offering of its equity interests; this interim loan is secured by a first mortgage of the real property acquired by the Sponsored REIT. Once the offering has been completed, the Sponsored REIT repays the loan out of the offering proceeds. If we are unable to fully syndicate a Sponsored REIT, the Sponsored REIT could be unable to fully repay the loan, and we would have to satisfy our obligation under our line of credit through other means. If we are required to use cash for this purpose, we would have less cash available for distribution to our stockholders.

We may not be able to find properties that meet our criteria for purchase.

      Growth in our investment banking/investment services business and our portfolio of real estate is dependent on the ability of our acquisition executives to find properties for sale which meet our investment criteria. To the extent they fail to find such properties, we will be unable to syndicate offerings of Sponsored REITs to investors or enlarge our portfolio, and our business could have lower revenue, which would reduce the cash available for distribution to our stockholders.

We are dependent on key personnel.

      We depend on the efforts of George Carter, our Chief Executive Officer, and our other executive officers. If any of them were to resign, our operations could be adversely affected. We do not have employment agreements with Mr. Carter or any other of our executive officers.

Our level of dividends may fluctuate.

      Because our investment banking/investment services business is transactional in nature and real estate occupancy levels and rental rates can fluctuate, we cannot predict our level of revenue from such activities. As a result of this, the amount of cash available for distribution may fluctuate, which may result in us not being able to maintain or grow dividend levels in the future.

The real properties held by us may significantly decrease in value.

      As of August 27, 2004, we owned 28 properties. Some or all of these properties may decline in value. To the extent our real properties decline in value, our stockholders could lose some or all the value of their investments.

New acquisitions may fail to perform as expected.

      We may acquire new properties, whether by cash purchase, by acquisition of Sponsored REITs or by investment in a Sponsored REIT. Newly acquired properties may fail to perform as expected, in which case, our results of operations could be adversely affected.

We face risks in owning and operating real property.

      An investment in us is subject to the risks incident to the ownership and operation of real estate-related assets. These risks include the fact that real estate investments are generally illiquid, which may impact our ability to vary our portfolio in response to changes in economic and other conditions, as well as the risks normally associated with:

      o     changes in general and local economic conditions;

      o the supply or demand for particular types of properties in particular markets;

      o     changes in market rental rates;

      o     the impact of environmental protection laws; and

      o     changes in tax, real estate and zoning laws.

      Certain significant costs, such as real estate taxes, utilities, insurance and maintenance costs, generally are not reduced even when a property's rental income is reduced. In addition, environmental and tax laws, interest rate levels, the availability of financing and other factors may affect real estate values and property income. Furthermore, the supply of commercial and multi-family residential space fluctuates with market conditions.

We face risks from tenant defaults or bankruptcies.

      If any of our tenants defaults on its lease, we may experience delays in enforcing our rights as a landlord and may incur substantial costs in protecting our investment. In addition, at any time, a tenant of one of our properties may seek the protection of bankruptcy laws, which could result in the rejection and termination of such tenant's lease and thereby cause a reduction in cash available for distribution to our stockholders.

We may encounter significant delays in reletting vacant space, resulting in losses of income.

      When leases expire, we will incur expenses and may not be able to re-lease the space on the same terms. Certain leases provide tenants the right to terminate early if they pay a fee. If we are unable to re-lease space promptly, if the terms of the replacement bases are significantly less favorable than anticipated or if the costs are higher, we may have to reduce distributions to our stockholders.

We face risks from geographic concentration.

      The properties in our portfolio, by aggregate square footage, are distributed geographically as follows: Southwest - 26%, Northeast - 31%, Midwest
- 19%, West - 16% and Southeast 8%. However, within certain of those segments, we hold a larger concentration of our properties in Houston, Texas - 18% and Washington, DC - 13%. We are likely to face risks to the extent that any of these areas in which we hold a larger concentration of our properties suffer deteriorating economic conditions.

We compete with national, regional and local real estate operators and developers, which could adversely affect our cash flow.

      Competition exists in every market in which our properties are located and in every market in which our properties will be located. We compete with, among others, national, regional and numerous local real estate operators and developers. Such competition may adversely affect the percentage of leased space and the rental revenues of our properties, which could adversely affect our cash flow from operations and our ability to make expected distributions to our stockholders. Some of our competitors may have more resources than we do or other competitive advantages. Competition may be accelerated by any increase in availability of funds for investment in real estate. For example, decreases in interest rates tend to increase the availability of funds and therefore can increase competition. To the extent that our properties continue to operate profitably, this will likely stimulate new development of competing properties. The extent to which we are affected by competition will depend in significant part on local market conditions.

There is limited potential for an increase in leased space gains in our properties.

      We anticipate that future increases in revenue from our properties will be primarily the result of scheduled rental rate increases or rental rate increases as leases expire. Properties with higher rates of vacancy are generally located in soft economic markets so that it may be difficult to realize increases in revenue when vacant space is re-leased.

We are subject to possible liability relating to environmental matters, and we cannot assure you that we have identified all possible liabilities.

      Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property. Such laws may impose liability without regard to whether the owner or operator knew of, or caused, the release of such hazardous substances. The presence of hazardous substances on a property may adversely affect the owner's ability to sell such property or to borrow using such property as collateral, and it may cause the owner of the property to incur substantial remediation costs. In addition to claims for cleanup costs, the presence of hazardous substances on a property could result in the owner incurring substantial liabilities as a result of a claim by a private party for personal injury or a claim by an adjacent property owner for property damage.

      In addition:

      o future laws, ordinances or regulations could impose material environmental liability;

      o the current environmental conditions of our properties could be affected by the condition of properties in the vicinity of such properties (such as the presence of leaking underground storage tanks) or by third parties unrelated to us;

      o tenants could violate their leases by introducing hazardous or toxic substances into our properties that could expose us to liability under federal or state environmental laws; or

      o environmental conditions, such as the growth of bacteria and toxic mold in heating and ventilation systems or on walls, could occur at our properties and pose a threat to human health.

We are subject to compliance with the Americans With Disabilities Act and fire and safety regulations which could require us to make significant capital expenditures.

      All of our properties are required to comply with the Americans With Disabilities Act (ADA), and the regulations, rules and orders that may be issued thereunder. The ADA has separate compliance requirements for "public accommodations" and "commercial facilities," but generally requires that buildings be made accessible to persons with disabilities. Compliance with ADA requirements might require, among other things, removal of access barriers and noncompliance could result in the imposition of fines by the U.S. government, or an award of damages to private litigants.

      In addition, we are required to operate our properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to our properties. Compliance with such requirements may require us to make substantial capital expenditures, which expenditures would reduce cash otherwise available for distribution to its stockholders.

There are significant conditions to our obligation to redeem shares of our common stock, and any such redemption will result in the stockholders tendering shares receiving less than their fair market value.

      Under our redemption plan, we are only obligated to use our best efforts to redeem shares of our common stock from stockholders wishing to have them redeemed. There are significant conditions to our obligation to redeem shares of our common stock including:

      o     we cannot be insolvent or be rendered insolvent by the redemption;

      o     the redemption cannot impair our capital or operations;

      o the redemption cannot contravene any provision of federal or state securities laws;

      o     the redemption cannot result in our failing to qualify as a REIT;
            and

      o our management must determine that the redemption is in our best interests.

      Any redemption effected by us under this plan would result in those stockholders tendering shares of our common stock receiving 90% of the fair market value of such shares, as determined by our board of directors in its sole and absolute discretion, and not their full fair market value. If our common stock becomes listed for trading on AMEX or any other national securities exchange or the NASDAQ National Market, we will no longer be obligated to effect any redemption.

We may lose capital investment or anticipated profits if an uninsured event occurs.

      We carry or our tenants are obligated to carry comprehensive liability, fire and extended coverage with respect to each of our properties, with policy specification and insured limits customarily carried for similar properties. There are, however, certain types of losses, such as from wars, terrorist events, pollution or earthquakes, that may be either uninsurable or not economically insurable (although the properties located in California all have earthquake insurance). Should an uninsured material loss occur, we could lose both capital invested in the property and anticipated profits.

Contingent or unknown liabilities acquired in mergers or similar transactions could require us to make substantial payments.

      The properties which we acquired in mergers were acquired subject to liabilities and without any recourse with respect to liabilities, whether known or unknown. As a result, if liabilities were asserted against us based upon any of these properties, we might have to pay substantial sums to settle them, which could adversely affect our results of operations and financial condition and our cash flow and ability to make distributions to our stockholders. Unknown liabilities with respect to properties acquired might include:

      o     liabilities for clean-up or remediation of environmental conditions;

      o claims of tenants, vendors or other persons dealing with the former owners of the properties; and

      o     liabilities incurred in the ordinary course of business.

We would incur adverse tax consequences if we failed to qualify as a REIT.

      If in any taxable year we do not qualify as a real estate investment trust, we would be taxed as a corporation and distributions to our stockholders would not be deductible by us in computing our taxable income. In addition, if we were to fail to qualify as a real estate investment trust, we could be disqualified from treatment as a real estate investment trust in the year in which such failure occurred and for the next four taxable years and, consequently, we would be taxed as a corporation during such years. Failure to qualify for even one taxable year could result in a significant reduction of our cash available for distribution to stockholders or could require us to incur indebtedness or liquidate investments in order to generate sufficient funds to pay the resulting federal income tax liabilities. The provisions of the Internal Revenue Code governing the taxation of real estate investment trusts are very technical and complex, and although we expect that we will be organized and will operate in a manner that will enable us to meet such requirements, no assurance can be given that we will always succeed in doing so. In addition, you should note that if one or more of the REITs we acquired in June 2003 or any of the Target REITs did not or does not qualify as a real estate investment trust immediately prior to the consummation of its acquisition, we would be disqualified as a REIT as a result of such acquisition.

Provisions in our organizational documents may prevent changes in control.

      Our Articles of Incorporation and Bylaws contain provisions, described below, which may have the effect of discouraging a third party from making an acquisition proposal for us and may thereby inhibit a change of control under circumstances that could otherwise give the holders of our common stock the opportunity to realize a premium over the then-prevailing market prices.

Ownership Limits. In order for us to maintain our qualification as a real estate investment trust, the holders of our common stock may be limited to owning, either directly or under applicable attribution rules of the Internal Revenue Code, no more than 9.8% of the lesser of the value or the number of equity shares of us, and no holder of common stock may acquire or transfer shares that would result in our shares of common stock being beneficially owned by fewer than 100 persons. Such ownership limit may have the effect of preventing an acquisition of control of us without the approval of our board of directors. Moreover, we will have the right to redeem any shares of common stock that are acquired or transferred in violation of these provisions at the market price, which is determined by our board of directors. This right of redemption will no longer be effective should we list our common stock on the AMEX or any other national securities exchange or the NASDAQ National Market. In addition, our Articles of Incorporation give our board of directors the right to refuse to give effect to the acquisition or transfer of shares by a stockholder in violation of these provisions.

Staggered Board. Our board of directors is divided into three classes. The terms of these classes will expire in 2005, 2006 and 2007, respectively. Directors of each class are elected for a three-year term upon the expiration of the initial term of each class. The staggered terms for directors may affect our stockholders' ability to effect a change in control even if a change in control were in the stockholders' best interests.

Preferred Stock. Our Articles of Incorporation authorize our board of directors to issue up to 20,000,000 shares of preferred stock, par value $.0001 per share, and to establish the preferences and rights of any such shares issued. The issuance of preferred stock could have the effect of delaying or preventing a change in control even if a change in control were in our stockholders' best interest.

Increase of Authorized Stock. Our board of directors, without any vote or consent of the stockholders, may increase the number of authorized shares of any class or series of stock or the aggregate number of authorized shares we have authority to issue. The ability to increase the number of authorized shares and issue such shares could have the effect of delaying or preventing a change in control even if a change in control were in our stockholders' best interest.

Amendment of Bylaws. Our board of directors has the sole power to amend our Bylaws. This power could have the effect of delaying or preventing a change in control even if a change in control were in our stockholders' best interests.

Stockholder Meetings. Our Bylaws require advance notice for stockholder proposals to be considered at annual meetings of stockholders and for stockholder nominations for election of directors at special meetings of stockholders. Our Bylaws also provide that stockholders entitled to cast more than 50% of all the votes entitled to be cast at a meeting must join in a request by stockholders to call a special meeting of stockholders. These provisions could have the effect of delaying or preventing a change in control even if a change in control were in the best interests of our stockholders.

Supermajority Votes Required. Our Articles of Incorporation require the affirmative vote of the holders of no less than 80% of the shares of capital stock outstanding and entitled to vote in order (i) to amend the provisions of our Articles of Incorporation relating to the classification of directors, removal of directors, limitation of liability of officers and directors or indemnification of officers and directors or (ii) to amend our Articles of Incorporation to impose cumulative voting in the election of directors. These provisions could have the effect of delaying or preventing a change in control even if a change in control were in our stockholders' best interest.

There is no public trading market for our securities.

      There is no public trading market for our common stock, and we cannot assure you that any market will develop or that, if such a market develops, there will be any liquidity in such a market for our common stock. We intend to apply to list our common stock on the American Stock Exchange, or the AMEX, under the symbol "FSP." We cannot give any assurances that we will file such listing application or, in the event we do, that AMEX will accept our listing application or that a meaningful trading market in our common stock will develop should AMEX accept our listing application.

The trading price of our common stock following listing on the American Stock Exchange or another national securities exchange is uncertain. Our common stock could trade at a lower price than anticipated.

      The market prices for our common stock may fluctuate with changes in market and economic conditions, the financial condition of our securities, including the market perception of REITs in general. Such fluctuations may depress the market price of our common stock independent of our financial performance. The market conditions for REIT stocks generally could affect the market price of our common stock.

MERGER RISKS

The officers and directors of FSP Corp. have conflicts of interest that may have influenced them to support or approve the merger agreement.

      A number of conflicts of interest are inherent in the relationships among the Target REITs, the board of directors of the Target REITs, FSP Corp., our board of directors and their respective affiliates. These conflicts of interest include, among others:

      o George J. Carter, our President, Chief Executive Officer and director, is the President and a director of each Target REIT;

      o Barry Silverstein and Dennis J. McGillicuddy, each a director of FSP Corp., own an aggregate of 173 and 14 shares of preferred stock in the Target REITs, respectively. Such shares of preferred stock will convert into approximately 1,022,217 and approximately 80,837 shares of our common stock, respectively, upon consummation of the mergers;

      o Richard R. Norris, our Executive Vice President and director, is also a director and an Executive Vice President of each Target REIT;

      o Barbara J. Fournier, our Vice President, Chief Operating Officer and director, is also Vice President, Chief Operating Officer, Treasurer, Secretary and a director of each Target REIT;

      o Janet P. Notopoulos, our Vice President and director, is also a Vice President of each Target REIT;

      o R. Scott MacPhee and William W. Gribbell, each our Executive Vice President, is also each a director and an Executive Vice President of each Target REIT; and

      o The Target REITs' properties are managed by FSP Property Management, our subsidiary, pursuant to Management Services Agreements under which we receive certain fees for our management services.

      Our officers and directors who are officers and directors of the Target REITs have fiduciary duties to manage the Target REITs in a manner beneficial to the stockholders of the Target REITs. Similarly, our directors and officers, including Mr. Carter, have fiduciary duties to manage FSP Corp. in a manner beneficial to us and our stockholders. In some circumstances, including the negotiation of the merger agreement, Mr. Carter's and the other directors' and officers' duties to the Target REITs and their stockholders and their ownership of stock in the Target REITs may conflict with their duties, as our directors and officers, to us and our stockholders. A potential conflict between such fiduciary duties may not be resolved, or if resolved, may be resolved in a manner less favorable to us and our stockholders than would otherwise have been the case if we were dealing with unaffiliated parties.

If the combined company is not able to collect sufficient rents from each of its owned real properties, the combined company may suffer significant operating losses.

      A substantial portion of the combined company's revenues will be generated by the rental income of its real properties. If the additional properties acquired by us in the mergers or the existing properties owned by us do not provide the combined company a steady rental income, the combined company's revenues will decrease and may cause the combined company to incur operating losses in the future.

The mergers may affect the level of dividends received by our stockholders.

      The mergers may affect the level of dividends made to our stockholders by the combined company. The level of dividends after the consummation of the mergers may be lower than the level of dividends our stockholders received with respect to our common stock prior to the mergers due to the dilution of their percentage ownership our stockholders will incur upon consummation of the mergers. Each Target REIT expects to declare in the fourth quarter of 2004 and pay to its stockholders thereafter a dividend with respect to its third quarter 2004 operations. The cash paid out in these dividends will reduce the amount of cash held by each Target REIT and acquired by us upon consummation of the mergers. Because the Target REITs have not yet declared these cash dividends, we cannot estimate the aggregate amount of such dividends. Pursuant to the merger agreement, we have assumed the obligation to pay any such dividends that have been declared but not paid prior to the consummation of the mergers. In addition, we expect to declare in the fourth quarter of 2004 and pay to our stockholders in the fourth quarter of 2004 dividends in respect of third quarter 2004 operations. The cash available for this dividend and possibly for future dividends to our stockholders will be reduced by the amount of expenses related to the mergers paid by us. Regardless of the initial level of the combined company's dividends, they could decline in the future to a level at which our stockholders could receive lower dividends than they received prior to the consummation of the mergers.

Our stockholders will be diluted upon the consummation of the mergers.

      The issuance of approximately 10,894,994 shares of our common stock as merger consideration will cause our stockholders to be immediately diluted in percentage ownership. As of August 13, 2004, there were 49,629,762 shares of our common stock issued and outstanding. Moreover, because the stockholders of the Target REITs will become stockholders of the combined company immediately following the mergers, our stockholders will also lose relative voting power relating to matters of the combined company to be voted on by all security holders.

The combined company may be liable for contingent or undisclosed liabilities of the Target REITs.

      Each of the Target REITs has delivered to us its financial statements disclosing all known material liabilities and reserves, if any, set aside for contingent liabilities. Each Target REIT has represented and warranted that the financial statements fairly present the financial position of each Target REIT, and each Target REIT will be required to deliver on the effective date an officer's certificate stating that there have been no material adverse changes in its financial condition between the date of the financial statements and such effective date. The accuracy and completeness of these representations are conditions to the consummation of the mergers and if, on or prior to the effective date, these representations and warranties are known to be inaccurate, we may elect not to consummate the merger with the Target REIT that failed to fully and accurately disclose its financial position. As these representations do not survive the effective date, after the effective date the combined company will have no recourse against the Target REITs or their stockholders for any contingent or undisclosed liabilities which first became known after the effective date. If any contingent or undisclosed liabilities are discovered after the effective date, the combined company's balance sheet may be adversely affected, causing the value of our stockholders' interests in the combined company to decrease.

Following the consummation of the mergers, the combined company may no longer qualify as a REIT.

      As a result of the combination of FSP Corp. with the Target REITs pursuant to the mergers, FSP Corp. might no longer qualify as a real estate investment trust under Section 856 of the Internal Revenue Code. FSP Corp. could lose its ability to so qualify for a variety of reasons relating to the nature of the assets acquired from the Target REITs, the identity of the shareholders of the Target REITs who become shareholders of FSP Corp. or the failure of one or more of the Target REITs to have previously qualified as a real estate investment trust. If the combined company fails to qualify as a REIT, the combined company could be disqualified from treatment as a REIT in the year in which such failure occurred and for the next four taxable years and, consequently, would be taxed as a regular corporation during such years.

           DETERMINATION OF THE FAIR MARKET VALUE OF OUR COMMON STOCK

      Our common stock is not listed or quoted on any national exchange or other market. We intend to apply to list our common stock on the AMEX under the symbol "FSP." We cannot give any assurances that we will file such listing application or, in the event we do, that AMEX will accept our listing application or that a meaningful trading market in our common stock will develop should AMEX accept our listing application. The fair market value of our common stock was determined through negotiations between FSP Corp. and the special committees of the Target REITs in connection with the merger transactions discussed under "Recent Developments". Assuming our common stock does become publicly traded, the future price per share of our common stock may be lower than the $17.70 price per share negotiated between the special committees of the Target REITs and FSP Corp.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

      This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by our use of the words "believes", "anticipates", "plans", "expects", "may", "will", "intends", "estimates" and similar expressions, whether in the negative or affirmative. Although we believe that these forward-looking statements reasonably reflect our plans, intentions and expectations, we cannot guarantee that we actually will achieve these plans, intentions or expectations. Our actual results could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements, particularly under the heading "Risk Factors", that we believe could cause our actual results to differ materially from the forward-looking statements that we make. Except as required by law, we do not intend to update information contained in any forward-looking statement we make to conform them to actual results or to changes in our expectations that occur after the date of this prospectus.

                                 USE OF PROCEEDS

      We are registering 25,000,091 shares of our common stock held by the persons named herein as "selling stockholders" pursuant to a registration statement of which this prospectus is a part. FSP Corp. will not receive any of the proceeds from any future sale of the shares being registered hereby.

      Our common stock is not listed or quoted on any national exchange or market. We intend to apply to list our common stock on the American Stock Exchange, or the AMEX, under the symbol "FSP." We cannot give any assurances that we will file such listing application or, in the event we do, that AMEX will accept our listing application or that a meaningful trading market in our common stock will develop should AMEX accept our listing application. The selling stockholders or their pledgees, donees, transferees or other successors-in-interest named herein may offer the shares from time to time through public, in the instance where AMEX accepts our listing application, or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

                              SELLING STOCKHOLDERS

      The following table sets forth information, to our knowledge, regarding the beneficial ownership of our common stock by each of the selling stockholders as of August 13, 2004 and the number of shares of common stock being offered hereby.

      The number of shares beneficially owned by each selling stockholder is determined in accordance with the Securities and Exchange Commission rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the person has the right to acquire within 60 days after August 13, 2004 through the exercise of any stock option or other right. The inclusion of such shares in the table below, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, to our knowledge each person or entity named in the table has sole voting power and investment power, or shares such power with his or her spouse, with respect to all shares of capital stock listed as owned by such person or entity. None of the selling stockholders has the right to acquire any shares of our common stock through the exercise of any stock option or other right.

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Bernard S. Abrams Family Trust                               66,938          *               24,161         42,777        *
Shirley Ann Abrams                                           26,304          *               10,479         15,825        *
Ben Abrohams                                                  3,415          *                3,415              0        *
Molly H. Abrohams                                             3,415          *                3,415              0        *
Kurt Adams                                                    1,696          *                1,696              0        *
Mary Masland Adams                                           20,935          *               20,935              0        *
ADI Family Limited Partnership                              194,273          *               48,646        145,627        *
Steven J. Agresta                                            48,494          *               48,494              0        *
Walter D. Albert II                                           1,745          *                1,745              0        *
Richard P. Albertson, MD                                     15,659          *                6,830          8,829        *
John L. Allen                                                11,319          *                6,946          4,373        *
George L. Altman                                             27,501          *                6,783         20,718        *
Richard P. Ames                                              17,019          *               17,019              0        *
Anderson 2003, LLC                                            6,830          *                6,830              0        *
The Anderson Family Trust                                    13,659          *               13,659              0        *
Oakley V. Andrews                                             6,839          *                6,839              0        *
David L. Ansell                                              24,073          *               10,456         13,617        *
Arbors At Hop Brook Limited Partnership                      34,931          *               23,874         11,057        *
Arens Industries, Inc.                                       13,566          *               13,566              0        *
Frank Argano                                                  6,787          *                6,787              0        *
Randall Arnaud                                                3,400          *                3,400              0        *
Norman B. Asher & Lenore E. Asher                            19,207          *               13,920          5,287        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Norman B. Asher                                               3,411          *                3,411              0        *
Ashoka:  Innovators for the Public                           64,599          *               64,599              0        *
ATI Carriage House, Inc.                                      6,842          *                6,842              0        *
The Estate of Lois L. Austin                                  3,491          *                3,491              0        *
Robert B. Austin                                              6,801          *                6,801              0        *
George S. Baird & E. Jen Baird                                6,115          *                1,701          4,414        *
Charles S. Baker                                              1,701          *                1,701              0        *
Walter M. Baker                                              11,548          *                1,824          9,724        *
Donald Bakove                                                26,548          *                3,397         23,151        *
Robert L. Ball                                               44,687          *               13,969         30,718        *
BANCONE & CO. nominee of Bancone Corp.                        6,905          *                6,905              0        *
Peter A. Banks, MD                                            3,411          *                3,411              0        *
Donn P. Barber                                               50,728          *               20,543         30,185        *
Timothy J. Barker                                             8,824          *                8,824              0        *
Bashinsky Foundation, Inc.                                  410,489          *               75,796        334,693        *
Sloan Y. Bashinsky, Sr.                                     682,202        1.37%            399,196        283,006        *
Mary J. Bastian 2002 Intangible Irrevocable Trust            68,062          *               68,062              0        *
Jesse Baumgold                                               20,501          *               20,501              0        *
Adam S. Bazelon 1983 Trust                                   16,571          *                3,396         13,175        *
Matthew B. Bazelon                                           16,571          *                3,396         13,175        *
Susan Soref Bazelon 1991 Trust                                3,402          *                3,402              0        *
Dr. Sheldon B. Bearman & Arlene E. Berman                     6,824          *                6,824              0        *
Claude J. Beaudoin                                            6,813          *                6,813              0        *
Malcolm Beinfield                                            28,935          *               13,682         15,253        *
Marjorie K. Beinfield                                         3,393          *                3,393              0        *
Maurice Belkin and Deborah Belkin                            99,587          *               38,341         61,246        *
Indenture of Trust of Ene Y. Benjamin 1990 Revocable
   Trust as Amended & Restated 11/13/2002                     3,413          *                3,413              0        *
Kelley A. Bergstrom Revocable Trust                          51,258          *               20,397         30,861        *
Betsy J. Bernard Revocable Trust                             13,644          *               13,644              0        *
James F. Bernard Trust                                       27,115          *                8,783         18,332        *
Louise N. Bernard Trust                                       7,998          *                3,393          4,605        *
Howard I Bernstein Trust                                     60,203          *               10,189         50,014        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Scott J. Bernstein 1998 Special Trust                         3,651          *                3,651              0        *
The Sumner T. Bernstein Family Trust                         19,584          *               19,584              0        *
Terry S. Bernstein                                           60,057          *               39,492         20,565        *
Donald F. Blackburn                                          63,591          *                6,905         56,686        *
Andre A. Blay & Nancy J. Blay                                68,053          *               68,053              0        *
Andre A. Blay                                                 6,830          *                6,830              0        *
Jack N. Blechner, M.D.                                       33,805          *               20,739         13,066        *
Steven L. Blechner                                            1,705          *                1,705              0        *
Ira M. Blitzsten Living Trust                                 6,052          *                3,398          2,654        *
Charles J. Bloom                                             29,272          *               13,968         15,304        *
Nancy Osher Blumberg Trust                                   20,415          *               20,415              0        *
Dino Boggio Trust u/a dated 5/30/91                           3,393          *                3,393              0        *
Bank of Oklahoma, NA, as Managing Agent for Thomas
   G. & Karie Apel Managerial Agency                          6,805          *                6,805              0        *
Bank of Texas, N.A., as Trustee of the Deana K.
   Butler Children's Trust                                   16,969          *               16,969              0        *
Bank of Texas, N.A., as Trustee of the Robert S.
   Butler's Children's Trust                                 33,938          *               33,938              0        *
Bank of Oklahoma, N.A., as Trustee of the J.A. &
   Leta M. Chapman Charitable Trust                       1,261,316        2.54%          1,261,316              0        *
Bank of Oklahoma, N.A., as Trustee of the J.A. &
   Leta Chapman Trust                                       163,010          *              163,010              0        *
Bank of Oklahoma, N.A., as Trustee of the Leta
   McFarlin Chapman Memorial Trust                          359,985          *              359,985              0        *
Bank of Oklahoma, N.A., as Trustee of the Leta M.
   Chapman Trust Fund                                       228,951          *              228,951                       *
Bank of Oklahoma, N.A., as Trustee of the Ruth
   Cowles & Andrew G. Cowles Memorial Trust                  20,372          *               20,372              0        *
Bank of Oklahoma, N.A. as Trustee of the Grayce B.
   Flynn Trust #4 dtd 01/15/65                               13,566          *               13,566              0        *
Bank of Oklahoma, NA, as Managing Agent for the
   Charles Friedlander & Debbie Friedlander
   Investment Managing Agency                                 6,823          *                6,823              0        *
Bank of Albuquerque, NA, Agent - Timothy W. & Kelly
   M. Frost Investment Agency                                 3,402          *                3,402              0        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Bank of Oklahoma, N.A. as Trustee of the MB Galloway
   Generation Skipping Trust B-1                              6,787          *                6,787              0        *
Bank of Albuquerque, NA, Agent for the Brad &
   Deborah Haslam Investment Agency                           3,402          *                3,402              0        *
Bank of Oklahoma, N.A. as Trustee of the Arthur A.
   Johnson, Jr., Rev. Mgmt Trust                              6,787          *                6,787              0        *
Bank of Texas Trust Company, N.A. as Trustee of the
   Byrd Fiedler Livengood Trust                              33,938          *               33,938              0        *
Bank of Oklahoma, N.A., as Trustee of the Ida M.
   McFarlin Memorial Trust                                   27,151          *               27,151              0        *
Bank of Oklahoma, NA, as Managing Agent for the
   Daniel K. Meyer Managing Agency                            6,822          *                6,822              0        *
Bank of Oklahoma, Agent for the Carl Shortt Rev.
   Trust Investment Agency                                   13,609          *               13,609              0        *
Bank of Oklahoma, Agent for the Elizabeth M. Shortt
   Rev. Trust Investment Agency                              13,609          *               13,609              0        *
Bank of Texas Trust Company, N.A. as Agent for Tandy
   Properties LP Acct # 71-8923-01-4                          6,779          *                6,779              0        *
Bank of Oklahoma, N.A., as Trustee of the Pauline
   McFarlin Walter Memorial Trust                            88,301          *               88,301              0        *
Harold W. Bonus & Carol L. Bonus                             48,503          *                1,696         46,807        *
Donald J. Both & Ellen E. Both                              155,032          *               67,796         87,236        *
George S. Bovis Revocable Trust                              29,591          *               20,762          8,829        *
W. Reynolds Bowers                                           10,705          *               10,705              0        *
Edward H. Bowman, Jr.                                        27,530          *               27,530              0        *
Nancy H. Brach                                               54,237          *               48,377          5,860        *
Brant Investments, LLC                                       48,061          *               48,061              0        *
The Robert & Catherine Breit Family LP                       27,448          *               27,448              0        *
Robert Aaron Breit Revocable Living Trust                   144,353          *                6,826        137,527        *
Marie Bremer Trust                                            3,389          *                3,389              0        *
Joel Bresler                                                 29,941          *                5,137         24,804        *
Paul P. Brountas, Esq.                                      302,046          *               50,324        251,722        *
Bruce K. Brown, III                                           1,707          *                1,707              0        *
Cooper, Brown & Behrle, P.C., PSP                            17,015          *               17,015              0        *
David S. Brown                                                7,519          *                5,217          2,302        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Kenneth Brown                                                22,795          *               13,585          9,210        *
Rowland C.W. Brown                                            8,797          *                3,487          5,310        *
Toliver J. Brown                                             33,286          *                8,626         24,660        *
Robert H. Brownlee                                            6,839          *                6,839              0        *
Brusandava Limited Partnership 2002-1, Ltd.                   3,411          *                3,411              0        *
Elizabeth E. Bryson Revocable Trust                          43,516          *               10,368         33,148        *
Arlene M. Bunis                                               6,822          *                6,822              0        *
Charles C. Burnham Revocable Trust                            6,842          *                6,842              0        *
Burson Family Partnership (LP)                               45,351          *               17,510         27,841        *
Peter J. Byrne Trust                                         35,832          *               35,832              0        *
Bruce D. Cahill & Thea M. Cahill                             15,297          *               15,297              0        *
B. Wayne Caltrider                                           20,468          *               20,468              0        *
Jay A. Caltrider                                             17,088          *               17,088              0        *
Jennifer A. Caltrider-Adams                                   6,839          *                6,839              0        *
Marie T. Campagna & Michael J. Klich, Jr.                    55,539          *               55,539              0        *
Michael J. Canan, Inc. Profit Sharing Pl. & Tr.              22,590          *                5,148         17,442        *
Caplin Family Investments LLC                               877,703        1.77%             61,423        816,280      1.64%
Mortimer M. Caplin                                          134,653          *               61,796         72,857        *
Ruth Caplin                                                 327,987          *              168,912        159,075        *
Stephen C. Carlson & Patricia B. Carlson                      5,700          *                3,398          2,302        *
Robert F. Carr                                               12,108          *                1,696         10,412        *
Robert Allen Caspe                                            6,822          *                6,822              0        *
Charles Cerf                                                100,456          *               10,453          9,003        *
Donald R. Chabot                                             13,629          *               13,629              0        *
John D. Chambliss                                             8,981          *                3,452          5,529        *
William F. Chandler                                          13,574          *               13,574              0        *
Barbara L. Chappell & Paul Birch                             18,808          *               14,107          4,701        *
Loys Charbonnet III Revocable Trust                          38,321          *               38,321              0        *
Susan S. Cherry Trust dated 10/31/2000                       12,602          *                3,487          9,115        *
Roger K. Christensen                                          6,822          *                6,822              0        *
Ann J. Christian                                              1,745          *                1,745              0        *
Citation Capital LLC                                         55,154          *               55,154              0        *
James R. Clark & Martha C.Clark                              10,211          *               10,211              0        *
Melinda J. Cocke                                              7,298          *                  871          6,427        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Peter R. Coffin                                              11,459          *                7,044          4,415        *
Andrew H. Cohn & Marcia B. Leavitt                           34,520          *                3,452              0        *
Theodore Cohn & Alice Ginott Cohen                           68,353          *               41,119         27,234        *
George T. Cole                                                8,467          *                3,472          4,995        *
Richard P. Cole                                              66,960          *               31,119         35,841        *
Joseph E. Coleman                                            13,471          *                3,393         10,078        *
John S. Cone                                                 44,324          *               10,283         34,041        *
John R. Congdon Revocable Trust dtd 8/29/91                  22,456          *               13,627          8,829        *
James A. W. Cook                                             14,912          *               10,497          4,415        *
James L. Coorssen                                             3,411          *                3,411              0        *
Judith E. Cope                                               16,040          *                6,830          9,210        *
O. Gordon Cope                                               42,667          *               24,628         18,039        *
Core Investment Capital, LLC                                  3,402          *                3,402              0        *
Henry A. Corinha III(2)                                         145          *                  145              0        *
James Coseo                                                  20,388          *               20,388              0        *
J. T. Cottingham                                              1,706          *                1,706              0        *
John M. Crabill                                              71,554          *               10,467         61,087        *
The Bank of America, NA & Richard Thigpen Co Ttee            28,821          *                3,393         25,428        *
Catherine M. Criticos                                        61,893          *               17,264         44,629        *
Patricia S. Criticos                                         37,221          *                3,447         33,774        *
Joseph S. Cronin                                             21,013          *                3,487         17,526        *
Robert L. Crosby                                              1,743          *                1,743              0        *
Samuel A. Culbertson                                          3,415          *                3,415              0        *
J. Christopher Cuneo                                          1,743          *                1,743              0        *
Stephen J. Curtis                                             6,802          *                6,802              0        *
Estate of Clifford A. Cutchins, III                          58,309          *               27,168         31,141        *
Charron A. Daigle                                             8,324          *                6,824          1,500        *
Marvin C. Daitch Revocable Trust                              4,459          *                1,694          2,765        *
Thomas J. D'Alesandro, Esq.                                  33,918          *               13,762         20,156        *
James R. V. Daniel & Colleen H. Daniel                        1,726          *                1,726              0        *
James R. V. Daniel                                           84,327          *               13,870         70,457        *
The Darman Irrevocable Trust                                  6,824        0.01%              6,824              0        *
Edward Darman                                               139,437        0.28%            139,437              0        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Edward Darman Company Limited Partnership                   596,459        1.20%            406,429        190,030        *
Gary Darman                                                  13,649          *               13,649              0        *
Hilda Darman QTIP Trust                                      34,916          *               34,916              0        *
Linda Darman                                                 27,328          *               27,328              0        *
Marjory Darms Revocable Trust                                10,295          *               10,295              0        *
Ruth Davies Irrevocable Residuary Trust                     103,540          *               29,198         74,342        *
S. John Davies Jr. Trust                                     34,076          *               34,076              0        *
Decahedron Partners, L.P.                                   174,079          *               51,895        122,184        *
Ray G. Decker, Jr.                                            1,707          *                1,707              0        *
Delta Management, Inc.                                       13,634          *               13,634              0        *
John G. DeMaria & Gail A. Shcklette                           6,824          *                6,824              0        *
Jane M. DeMay                                                 3,487          *                3,487              0        *
Robert L. DeMay                                              10,259          *               10,259              0        *
DenJoe Investment Company                                     6,779          *                6,779              0        *
Charles M. Desenberg Irrevocable Trust                        6,780          *                6,780              0        *
Charles M. Desenberg Revocable Trust                         13,910          *               13,910              0        *
Marilyn A. Desenberg Revocable Trust                          6,820          *                6,820              0        *
Robert W. Deutsch & Florence K. Deutsch                      69,568          *               20,577         48,991        *
David S. Devendorf                                           16,750          *                6,942          9,808        *
James G. Dickinson                                           10,369          *               10,369              0        *
William Dickter                                              20,501          *               20,501              0        *
Herbert T. Dike Revocable Trust dtd 9/14/94                  36,226          *               27,397          8,829        *
Robert J. Dockery & Susan J. Dockery                          6,830          *                6,830              0        *
Paul R. Doering                                               7,472          *                5,241          2,231        *
Christopher G. Doran                                         61,368          *               61,368              0        *
Emilie L. Downs                                               3,410          *                3,410              0        *
Cary Drazner                                                  1,707          *                1,707              0        *
Douglas D. Drysdale                                          29,287          *               20,458          8,829        *
Estate of Nancy A. Drysdale                                  20,584          *               20,584              0        *
Dorothy B. Dubin                                              1,701          *                1,701              0        *
Seth H. Dubin                                                 5,104          *                5,104              0        *
Elizabeth M. Dunbar                                          39,953          *               13,707         26,246        *
Jack Durell Trust                                             3,423          *                3,423              0        *
D-W Family Limited Partnership                               27,189          *               27,189              0        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Gregg N. Dyste, MD                                            8,588          *                8,588              0        *
Eastholm Summer Associates Partnership                        3,411          *                3,411              0        *
Robert A. Eaton Revocable Trust                              14,085          *               10,692          3,393        *
Jorge Echenique, MD, PA, Qualified Deferred
   Compensation Trust                                        38,645          *               10,228         28,417        *
Michelle Echenique 2002 Revocable Trust                      63,978          *               27,561         36,417        *
Marc F. Efron & Barbara H. Bares                              1,701          *                1,701              0        *
EHF Investments                                             154,363          *               34,002        120,361        *
Julie J. Eiselt                                               3,411          *                3,411              0        *
Charles J. Eisen                                              6,792          *                6,792              0        *
Elk Partners                                                 13,559          *               13,559              0        *
David N. Ellenhorn                                           13,594          *               13,594              0        *
Emanuel Family Investment Fund                               24,298          *               12,176         12,122        *
Dr. David A. Epstein & Sandra J. Epstein                     16,978          *               16,978              0        *
William D. Epstein & Susan Osher Epstein Family Trust         3,526          *                3,526              0        *
Carl G. Erickson Living Trust                                 8,154          *                3,402          4,752        *
Evason Investments, LLC                                       3,415          *                3,415              0        *
William Bryan Farney & Marsha Farney                          5,097          *                5,097              0        *
William Bryan Farney                                          6,815          *                6,815              0        *
Eternity Consulting Corporation Def. Ben. Pl.                 6,830          *                6,830              0        *
Marjorie M. Feagin                                            7,233          *                3,427          3,806        *
Alexander N. Feick & Maile E. King Feick                      3,411          *                3,411              0        *
Joan M. Feick                                                 6,824          *                6,824              0        *
Alexander Davis Feldman                                       1,395          *                1,395              0        *
Catherine Starbuck Feldman                                    1,395          *                1,395              0        *
Ronald Eugene Feldman Trust                                   6,975          *                6,975              0        *
Stuart F. Feldstein & Ellen S. Feldstein                     17,117          *                7,044         10,073        *
John R. Ferguson & Janine D. Harris                          90,293          *                6,970         83,323        *
John Ferguson                                                36,084          *                3,391         32,693        *
Marc D. Fine Living Trust & Diana Rothbarth
   Revocable Trust No. 1                                      6,805          *                6,805              0        *
Trust u/a FIFTH f/b/o Nina Fingerhood                        10,373          *               10,373              0        *
Finn Investors Limited Partnership                           98,788          *               79,986         18,802        *
Dr. Steven G. Finn                                          149,172          *               55,100         94,072        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
John W. Fischer & Nancy M. Fischer                            5,160          *                5,160              0        *
Edith Hall Fisher Revocable Trust                            13,610          *               13,610              0        *
Stephen M. Fisher                                             6,824          *                6,824              0        *
Dr. Juan A. Fleites & M. Asuncion Fleites                    20,432          *               20,432              0        *
Richard A. Flyg                                              14,256          *                5,233          9,023        *
Richard Flyg & Barbara Flyg                                   4,575          *                1,745          2,830        *
Dolores Fogel                                                22,937          *                1,825         21,112        *
Foley Family Foundation                                      20,466          *               20,466              0        *
Caroline R. Folkman                                           3,651          *                3,651              0        *
Jeffrey M. Folkman                                            8,830          *                8,830              0        *
Foreman Investment Capital, LLC                               3,402          *                3,402              0        *
William Jackson Frable Living Trust                          58,580          *                6,783         51,797        *
Julius Z. Frager & Susan Frager                               3,411          *                3,411              0        *
Julius Z. Frager                                             17,217          *                3,393         13,824        *
Franklin Street Partners Investment Group                     3,411          *                3,411              0        *
William M. Freedman & Harriet A. Freedman                     6,783          *                6,783              0        *
Steven M. Freeman & Kathryn P. Weibel                        56,370          *               27,463         28,907        *
Carl H. Fridy                                                 1,694          *                1,694              0        *
William A. Friedlander Revocable Trust                        6,787          *                6,787              0        *
Sue E. Gallop Revocable Trust                                 6,779          *                6,779              0        *
Fay Marie Gallus                                             62,432          *               29,191         33,241        *
Donald E. Garlikov                                            3,649          *                3,649              0        *
Bob Gerber                                                   80,676          *               24,467         56,209        *
Richard B. Gerber, M.D.                                      12,092          *               12,092              0        *
Suzannah Gerber Trust                                        22,534          *                6,915         15,619        *
Frederick J. Gerhart                                         18,979          *                1,701         17,278        *
Jeffrey A. Gerstner                                          26,786          *                3,452         23,334        *
Jeff M. Gerum 1994 Revocable Trust                           35,943          *               31,569          4,374        *
Linda J. Gerum 1994 Revocable Trust                          12,231          *                3,402          8,829        *
Gary S. Gilgore Trust                                         6,822          *                6,822              0        *
Herbert S. Gittelman                                         36,127          *               27,202          8,925        *
Linda Glick                                                  10,105          *                1,696          8,409        *
Linda Glick & Alan Kudler                                    18,152          *                3,408         14,744        *
Cynthia B. Godfrey                                           23,618          *                6,972         16,646        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Golden Partnership                                           21,907          *               21,907              0        *
Barry Goldsmith                                              17,055          *               17,055              0        *
Baila R. Goldstein                                            3,393          *                3,393              0        *
Internal Medicine Associates, Ltd.                            6,805          *                6,805              0        *
William M. Goldstein                                          3,411          *                3,411              0        *
Jack Goodman                                                  3,411          *                3,411              0        *
The Gordinier Family Trust                                   40,313          *               10,453         29,860        *
Jack B. Gordon & Lucile L.M. Gordon                          10,198          *               10,198              0        *
Scott J. Grady & Judith L. Grady                              3,421          *                3,421              0        *
Richard Donald Green & Barbara Adele Green                    6,822          *                6,822              0        *
Lazar J. Greenfield Living Trust                             44,859          *               17,520         27,339        *
Lewis Greenwald & Olive Greenwald                            23,474          *               10,286         13,188        *
Susan P. Gribbell(3)                                            145          *                  145              0        *
Susie L. Gribbell(3)                                            145          *                  145              0        *
Theodore Griffin Gribbell(3)                                    145          *                  145              0        *
William W. Gribbell (3)                                     129,616          *                  145        129,471        *
Lawrence D. Griffin                                           1,713          *                1,713              0        *
William M. Griffin                                          364,715          *              132,628        232,087        *
Thomas J. Groark, Jr.                                        20,391          *               20,391              0        *
Gilbert Grossman, M.D.                                        3,449          *                3,449              0        *
Edward R. Grubb & Kathleen Delaski Grubb                     20,338          *               20,338              0        *
Glenview Trust Company, Agent for Helen Harting
   Abell Fund C                                               3,427          *                3,427              0        *
Glenview Trust Company, Trustee for Judity A. Ayotte
   Revocable Trust #022                                       3,415          *                3,415              0        *
Glenview Trust Company, Custodian FBO:Robert C.
   Ayotte, IRA #032                                           6,823          *                6,823              0        *
Glenview Trust Company, Trustee for Robert C. Ayotte
   Revocable Trust #021                                      10,246          *               10,246              0        *
Glenview Trust Company, Trustee for Leo D. Bauer
   Revocable Trust #095                                       1,706          *                1,706              0        *
Glenview Trust Company, Trustee for J. Lyle Bayless,
   Jr. Trust u/w A Trust                                      1,706          *                1,706              0        *
Glenview Trust Company, Agent for Ina Brown Bond
   IMA#261                                                    6,830          *                6,830              0        *
Glenview Trust Company, Trustee for Sara S. Brown
   Revocable Trust #008                                      27,293          *               27,293              0        *
Glenview Trust Company, Custodian FBO: Thomas F.
   Buetow, IRA# 307                                           5,117          *                5,117              0        *
Glenview Trust Company, Agent for William H. Carter
   IMA#026                                                    3,412          *                3,412              0        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Glenview Trust Company, Trustee for Archibald
   Cochran Trust U/W                                          6,823          *                6,823              0        *
Glenview Trust Company, Trustee for Archibald
   Cochran Trust U/W                                          6,823          *                6,823              0        *
Glenview Trust Company, Trustee for Margaret Lee
   Cochran Revocable Tr. #093                                10,258          *               10,258              0        *
Glenview Trust Company, Custodian FBO: Burton J.
   Cohen MD, IRA# 076                                        11,972          *               11,972              0        *
Glenview Trust Company, Custodian FBO: David
   Daulton, IRA# 291                                         10,234          *               10,234              0        *
Glenview Trust Company, Trustee for Leonidas D.
   Deters, Jr. Revocable                                     11,977          *               11,977              0        *
Glenview Trust Company, Custodian FBO: A. Robert
   Doll, IRA# 186                                             3,411          *                3,411              0        *
Glenview Trust Company, Custodian FBO: Donald E.
   Doyle, IRA #274                                            8,543          *                8,543              0        *
Glenview Trust Company, Agent for George F. Duthie
   IMA #089                                                   3,412          *                3,412              0        *
Glenview Trust Company, Custodian FBO: Tawana
   Edwards, IRA #070                                          6,830          *                6,830              0        *
Glenview Trust Company, Agent for Patricia S. &
   Katherine S. Fowler                                        5,126          *                5,126              0        *
Glenview Trust Company, Agent for Nancy S. Gilman
   Agency #119                                                8,534          *                8,534              0        *
Glenview Trust Company, Custodian for FBO: J. David
   Grissom, IRA #006                                         27,334          *               27,334              0        *
Glenview Trust Company, Custodian FBO: Arch L. Heady
   III, IRA #124                                              5,125          *                5,125              0        *
Glenview Trust Company, Trustee for Barbara W.
   Hendricks Revocable Tr. #154                               1,705          *                1,705              0        *
Glenview Trust Company, Trustee for June Huber
   Revocable Trust #061                                       5,119          *                5,119              0        *
Glenview Trust Company, Trustee for Melvin L. Huber,
   Sr. Amended Trust #062                                    10,253          *               10,253              0        *
Glenview Trust Company, Agent for Susan Joseph, IMA
   #300                                                       6,823          *                6,823              0        *
Glenview Trust Company, Custodian FBO: Patrick M.
   King, IRA #083                                            13,685          *               13,685              0        *
Glenview Trust Company, Custodian FBO: Charles Mahl,
   IRA #152                                                   6,823          *                6,823              0        *
Glenview Trust Company, Trustee for Charles F. Mahl
   Revocable Trust #151                                       3,411          *                3,411              0        *
Glenview Trust Company, Custodian FBO: Louanne Mahl,
   IRA #153                                                   1,705          *                1,705              0        *
Glenview Trust Company, Trustee for Louanne Wilson
   Mahl Revocable Tr. #150                                    3,411          *                3,411              0        *
Glenview Trust Company, Trustee for Maureen McRaith
   McGowan Revocable                                          1,706          *                1,706              0        *
Glenview Trust Company, Trustee for Douglas H.
   McKellar, Jr. Irrev. Trust                                 6,822          *                6,822              0        *
Glenview Trust Company, Trustee for Douglas H.
   McKellar Irrev. Trust                                      6,822          *                6,822              0        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Glenview Trust Company, Trustee for Jessie Barket
   McKellar 1976 Trust                                        6,822          *                6,822              0        *
Glenview Trust Company, Trustee for Jessie Barker
   McKellar Trust Fund No. 2,                                 6,822          *                6,822              0        *
Glenview Trust Company, Trustee for Jessie Barker
   McKellar Charitable                                       44,412          *               44,412              0        *
Glenview Trust Company, Trustee for Eleanor Brown
   Moore #1 Revocable                                         6,832          *                6,832              0        *
Glenview Trust Company, Custodian FBO: James B.
   Moore, IRA #077                                           17,077          *               17,077              0        *
Glenview Trust Company, Trustee for James Morrissey
   Family Limited                                             3,412          *                3,412              0        *
Glenview Trust Company, Trustee for Kay Morrissey
   Family Limited                                             3,412          *                3,412              0        *
Glenview Trust Company, Custodian FBO: Debra M.
   Murphy, IRA #004                                           6,834          *                6,834              0        *
Glenview Trust Company, Custodian FBO: Ronald J.
   Murphy, IRA #001                                          10,258          *               10,258              0        *
Glenview Trust Company, Trustee for Ronald J. Murphy
   Revocable Trust #003                                       6,823          *                6,823              0        *
Glenview Trust Company, Trustee for Elaine Musselman
   Revocable Trust #044                                       6,823          *                6,823              0        *
Glenview Trust Company, Trustee for Sara B.
   Musselman Revocable Trust #088                             6,823          *                6,823              0        *
Glenview Trust Company, Custodian FBO: Charles
   Clayton Neff, IRA #161                                     5,117          *                5,117              0        *
Glenview Trust Company, Trustee for Celeste M.
   Neuman Irrevocable Trust                                   5,116          *                5,116              0        *
Glenview Trust Company, Agent for Charles & Nancy
   Neumann, JTIC #273                                         6,831          *                6,831              0        *
Glenview Trust Company, Custodian FBO: Douglas H.
   Owen, Jr., IRA #147                                       10,264          *               10,264              0        *
Glenview Trust Company, Custodian FBO: Gordon L.
   Ragan, IRA #078                                            6,826          *                6,826              0        *
Glenview Trust Company, Agent for Helen D. Rhawn IMA
   #601                                                       1,705          *                1,705              0        *
Glenview Trust Company, Custodian FBO: Eugene H.
   Roos, IRA #259                                             3,419          *                3,419              0        *
Glenview Trust Company, Agent for Ann H. Sanderlin
   Rev. Trust                                                20,492          *               20,492              0        *
Glenview Trust Company, Trustee for Steven F. & Jeni
   L. Smith Revocable                                        27,293          *               27,293              0        *
Glenview Trust Company, Trustee for Steven F. Smith
   Revocable Trust #051                                       6,854          *                6,854              0        *
Glenview Trust Company, Custodian FBO: Leonard M.
   Spalding, Jr. IRA #050                                    10,239          *               10,239              0        *
Glenview Trust Company, Agent for Leonard Spalding,
   Jr. Investment                                             6,830          *                6,830              0        *
Glenview Trust Company, Agent for The Stults
   Foundation, Inc. #087                                     13,655          *               13,655              0        *
Glenview Trust Company, Agent for Martha M. Szabo
   POD Tatum J. Fowler                                        6,842          *                6,842              0        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Glenview Trust Company, Trustee for Mary Hillerich
   Tabler Revocable                                           6,822          *                6,822              0        *
Glenview Trust Company, Trustee for E.H.T. Trust
   FBO: Elizabeth H. Tate                                     5,117          *                5,117              0        *
Glenview Trust Company, Custodian FBO: David E.
   Townes, IRA #200                                          13,667          *               13,667              0        *
Glenview Trust Company, Agent for Dianne K. Wilson
   IMA #23                                                    6,823          *                6,823              0        *
Glenview Trust Company, Custodian FBO: Steven D.
   Wilson, IRA #228                                           3,419          *                3,419              0        *
Glenview Trust Company, Trustee for Paxton M. Wilt
   Irrev. Trust                                               5,117          *                5,117              0        *
Glenview Trust Company, Trustee for Paxton M. Wilt
   Irrev. Trust                                               5,117          *                5,117              0        *
Glenview Trust Company, Trustee for Ellen Zapp
   Revocable Trust #187                                       3,411          *                3,411              0        *
Richard B. Gushee Revocable Trust                             5,124          *                5,124              0        *
Martha Rogers Haas 1996 Revocable Trust                      20,507          *               20,507              0        *
Hackney One Investments LLC                                  13,644          *               13,644              0        *
Harry G. Hager & Barbara H. Hager                           174,151          *               33,134        141,017        *
Harry G. Hager                                               29,801          *               11,904         17,897        *
John Halbreich                                               15,297          *               15,297              0        *
Edwin Hallberg, Jr.                                          27,257          *               27,257              0        *
John D. Hamilton, Jr.                                        44,379          *               14,208         30,171        *
Hale and Dorr Senior Partners' PSP                          223,873          *               94,991        128,882        *
Ann R. Hanlon                                                13,566          *               13,566              0        *
J. Roger Hanlon                                              39,219          *                6,983         32,236        *
Wayne R. Hannah                                              20,451          *               20,451              0        *
Wayne R. Hannah, Jr.                                         22,761          *               13,566          9,195        *
David Harris, MD                                              1,696          *                1,696              0        *
Ruth B. Harris                                               22,802          *               13,592          9,210        *
William F. Harrity, Jr.                                      22,777          *                7,299         15,478        *
Gregory M. Harvey                                            10,194          *               10,194              0        *
Laura S. Hastings                                             3,412          *                3,412              0        *
Michael Hatch                                                10,237          *               10,237              0        *
Michael W. Hawkins & Diane M. Hawkins                         3,440          *                3,440              0        *
Hayden Family Limited Partnership                             6,817          *                6,817              0        *
H.B. Hayden Jr. Revocable Trust                              69,517          *               14,105         55,412        *
Mr. Henry B. Hayden, Jr.                                     21,048          *                6,792         14,256        *
Nancy F. Hayes                                                4,497          *                1,694          2,803        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Stephen W. Hayes & Nancy F. Hayes                            18,114          *                3,531         14,583        *
W. Cobb Hazelrig                                             13,617          *               13,617              0        *
The Frederic A. Heim 1986 Trust                             119,438          *               41,847         77,591        *
Richard A. Heise Sr. Living Trust dtd 9/29/99 &
   Restated 1/18/03 & any amendments thereto                 90,075          *               14,278         75,797        *
Linda S. Henry                                                6,787          *                6,787              0        *
John J. Hessian                                              84,891          *               12,148         72,743        *
Harold Hestnes                                              107,699          *                6,905        100,794        *
John A.C. Hetherington                                       36,887          *                3,491         33,396        *
John A.C. Hetherington & E. Mavis Hetherington               33,205          *               24,280          8,925        *
John H. Hicks & Virginia S. Hicks                            20,498          *               20,498              0        *
Catherine A. Higgins                                         49,543          *               49,543              0        *
Barbara L. Hildebrandt                                        3,411          *                3,411              0        *
Bradford W. Hildebrandt                                       3,412          *                3,412              0        *
Bradford W. Hildebrandt & Barbara L. Hildebrandt              6,842          *                6,842              0        *
Ann Hintlian 1993 Revocable Trust                             6,822          *                6,822              0        *
Harold C. Hirshman                                            5,116          *                5,116              0        *
Timothy E. Hoberg & Caryl A. Yzenbaard                        6,813          *                6,813              0        *
HOH Family Limited Partnership                               57,923          *               57,923              0        *
Grace E. Hokin Trust dtd 10/15/85                            29,295          *               20,466          8,829        *
Holland & Knight Defined Contribution                       228,960          *               68,308        160,652        *
Lillian R. Holland Irrevocable Trust                          4,765          *                1,395          3,370        *
Samuel G. Holland Irrevocable Trust                           1,395          *                1,395              0        *
Wesley G. Holland Irrevocable Trust                           1,395          *                1,395              0        *
Norman K. Hollenberg, MD                                     40,408          *                6,779         33,629        *
Douglas Holmes & Erin Holmes                                  6,822          *                6,822              0        *
J. Thomas Holton                                              6,822          *                6,822              0        *
L. Lee Horschman                                              3,402          *                3,402              0        *
Lee Horschman                                                 3,393          *                3,393              0        *
Carolyn K. Howard                                             6,854          *                6,854              0        *
Donald S. Howard                                             40,057          *               27,870         12,187        *
Glen S. Howard                                                6,783          *                6,783              0        *
Glen S. Howard Revocable Trust                               55,915          *                5,156         50,759        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Lauren R. Howard Revocable Trust                             54,999          *               10,273         44,726        *
Loretta Howard 1947 Trust (Accum. Income)                     6,975          *                6,975              0        *
Grace L. Huffaker Marital Trust                               4,089          *                4,089              0        *
Grace L. Huffaker Residuary Trust                             2,726          *                2,726              0        *
John B. Huffaker                                              3,393          *                3,393              0        *
Martin P. Hughes                                             12,234          *                3,487          8,747        *
Hume Family Investment LLC                                  224,624          *              179,897         44,727        *
Carolyn Lucy Hume Trust                                      22,037          *                6,830         15,207        *
Jaquelin George Hume Trust                                   22,037          *                6,830         15,207        *
Patricia B. Hume Trust dtd 3/8/80                            17,458          *               17,458              0        *
Patricia Elizabeth Hume Trust                                22,037          *                6,830         15,207        *
Helane I. Hurwith 1998 Special Trust                          3,651          *                3,651              0        *
Charles E. Hurwitz                                           28,961          *                6,796         22,165        *
Leland S. Huttner & Marilyn S. Huttner                       24,154          *               11,910         12,244        *
Christian Infusino & Deborah Infusino                         3,411          *                3,411              0        *
Rodney F. Irish                                               3,412          *                3,412              0        *
J.C. Direct Mail, Inc.                                      169,292          *               70,578         98,714        *
Dennis M. Jackson                                             6,783          *                6,783              0        *
J. David Jackson & Renee L. Jackson                           3,413          *                3,413              0        *
David J. Jacobson, M.D.                                       6,838          *                6,838              0        *
Diane Z. Jacobson Revocable Trust                            34,577          *               17,152         17,425        *
Fruman Jacobson                                               3,411          *                3,411              0        *
Peter A. Jacobson & Diane Z. Jacobson                         8,762          *                3,452          5,310        *
Elizabeth P. Jamieson                                         3,520          *                3,520              0        *
Michael L. Jamieson                                           3,419          *                3,419              0        *
Michael L. Jamieson Rev. Liv. Trust                          16,914          *                1,707         15,207        *
Daniel S. Japha                                               6,822          *                6,822              0        *
Ronald D. Jarvis Revocable Inter Vivos Trust                107,730          *               80,082         27,648        *
Herbert N. Jasper & Renee B. Jasper                          43,278          *               12,269          31009        *
Herbert N. Jasper                                            10,476          *                1,824          8,652        *
Simon J. Jaspers                                              1,701          *                1,701              0        *
John C. Jeffries, Jr.                                        21,918          *                7,044         14,874        *
Jerkovich Revocable Trust                                    14,832          *                7,072          7,760        *
Joseph J. Jerkovich & Janet C. Jerkovich                     79,382          *               24,191         55,191        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Joseph Jerkovich                                             46,226          *               10,513         35,713        *
Jesco Partners LLP                                            6,822          *                6,822              0        *
Franklin C. Jesse, Jr. & Lucretia H. Jesse                    1,707          *                1,707              0        *
JHF Holdings, Inc.                                            6,805          *                6,805              0        *
JMB Family Limited Partnership(7)                           429,628          *              412,650         16,978        *
E. Elizabeth Johnson                                         36,022          *               17,373         18,649        *
Larry W. Johnson                                             13,620          *               13,620              0        *
Peder J. Johnson                                              3,421          *                3,421              0        *
Robert C. Johnson & Gloria M. Johnson                         3,411          *                3,411              0        *
Steven J. Johnson & Susan J. Iverson                          5,146          *                5,146              0        *
Kelly C. Jones                                                7,298          *                  871          6,427        *
Robert J. Jones                                               1,707          *                1,707              0        *
Samuel G. Jones III                                           7,298          *                  871          6,427        *
Richard D. Jordan                                             1,707          *                1,707              0        *
Gary S. Judd                                                 21,530          *               10,472         11,058        *
K B Realty                                                   28,708          *                7,141         21,567        *
Joseph J. Kalbac, MD, PA Qualified                          169,074          *               34,467        134,607        *
Joseph J. Kalbac, MD                                          1,706          *                1,706              0        *
John A. Kantor & Cynthia D. Kantor                            6,822          *                6,822              0        *
James I. Kaplan                                              19,994          *                8,591         11,403        *
Dwain J. Kasel                                                6,905          *                6,905              0        *
Kasner Family Trust                                          10,474          *               10,474              0        *
Joan Kasner 2001 Revocable Trust                             23,858          *               23,858              0        *
Alvin D. Katz                                                10,219          *               10,219              0        *
Steven Katz                                                   3,419          *                3,419              0        *
KD Partnership                                               63,005          *               27,294         35,711        *
James J. Kelley                                               6,824          *                6,824              0        *
John A. Kelley, Jr. & Christine S. Kelly                      6,822          *                6,822              0        *
John M. Kelley & Roxann Kelley                                6,822          *                6,822              0        *
Dorrance T. Kelly, DDS, P.C.                                 92,511          *               48,366         44,145        *
Marshall & Ilsley Trust Co., N.A., as Ttee for the           52,833          *                6,829         46,004        *
Carter S. Kennedy                                            38,534          *                3,402         35,132        *
William R. Kennedy, III Revocable Living Trust               91,234          *               91,234              0        *
Glenn R. Kessel                                              44,485          *               32,681         11,804        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
John E. Kirkpatrick                                          91,489          *               41,544         49,945        *
Martin V. Kirkwood                                            5,109          *                5,109              0        *
Kittery Ophthalmic Consultants Profit Sharing Plan           11,891          *               11,891              0        *
Kittery Ophthalmic Consultants                               19,349          *               10,230          9,119        *
Nancy G. Klavans Revocable Trust (Fund A)                    13,644          *               13,644              0        *
Herbert M. Klein & Ene Benjamin                               3,402          *                3,402              0        *
Herbert M. Klein                                              3,413          *                3,413              0        *
Burton Kleinman                                              15,616          *                6,787          8,829        *
Robert D. Klugman                                             6,822          *                6,822              0        *
Robert Knoke                                                 12,195          *                1,707         10,488        *
Loren R. Knott                                               10,293          *               10,293              0        *
Mary L. Koelle                                                6,881          *                6,881              0        *
Living Trust of Thomas E. Kolassa                             3,415          *                3,415              0        *
David H. Kornbluth, DMD                                      15,784          *               15,784              0        *
Joan S. Kornbluth                                            17,486          *               17,486              0        *
Joel Kornbluth                                               13,762          *               13,762              0        *
Spindler Krause, Jr. Revocable Trust                         37,867          *                5,218         32,649        *
Kriegel Limited Partnership                                   3,413          *                3,413              0        *
Gerald William Kriegel                                       17,079          *               10,382          6,697        *
Mr. Werner J. Kronstein                                      70,445          *               15,675         54,770        *
The Krowech Trust of 1982                                    40,664          *               13,948         26,716        *
Nathaniel Krumbein                                           31,498          *                6,805         24,693        *
Kenneth J. Krupsky                                           37,950          *                6,842         31,108        *
Kenneth J. Krupsky & Amy E. Krupsky                           1,825          *                1,825              0        *
Amanda H. Kuipers                                            10,206          *               10,206              0        *
Dawn Kuipers                                                 15,982          *                6,787          9,195        *
John K. Kuipers                                              13,604          *               13,604              0        *
William E. Kuipers III                                       54,519          *               10,190         44,329        *
William E. Kuipers, Jr.                                     101,202          *               24,200         77,002        *
Thomas T. Ladt                                                9,506          *                6,783          2,723        *
Robert D. Lane, Jr., Esquire & Patricia Hastie-lane           3,393          *                3,393              0        *
Robert D. Lane, Jr., Esquire                                  5,101          *                5,101              0        *
Edie Laquer 1999 Revocable Trust                            134,582          *               89,946         44,636        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
James P. Larkin & Barbara A. Larkin                          17,046          *               17,046              0        *
James P. Larkin                                               3,389          *                3,389              0        *
Larsen Fund, Inc.                                            61,094          *               61,094              0        *
David R. Laube & Patricia L. Laube                            6,822          *                6,822              0        *
Charles J. Lavelle & Donna M. Lavelle                         3,442          *                3,442              0        *
Richard R. Lazard                                             6,779          *                6,779              0        *
LBM Enterprises LLC                                          43,028          *               12,063         30,965        *
R. J. Lee Ventures, Inc.                                      3,389          *                3,389              0        *
Lending Capital Fund, L.L.C.                                103,768          *              103,768              0        *
Don G. Lents Revocable Trust                                 32,879          *               24,050          8,829        *
Terry F. Lenzner                                             16,908          *                6,965          9,943        *
Terry F. Lenzner & Margaret Lenzner                           6,787          *                6,787              0        *
Henry Lester & Payton Lester                                  3,411          *                3,411              0        *
Mitchell J. Levine, M.D. & Sara K. Levine                     1,696          *                1,696              0        *
Mitchell J. Levine, M.D.                                     37,143          *                5,231         31,912        *
Stephan R. Levy                                               1,707          *                1,707              0        *
David L. Liebman, Jr. Trust                                  15,804          *                6,975          8,829        *
George F. Lieser                                              6,805          *                6,805              0        *
Alexis Liistro                                                1,696          *                1,696              0        *
Brenda O'Grady Liistro                                        3,415          *                3,415              0        *
Paul T. Liistro                                              17,594          *                6,975         10,619        *
Samantha Liistro                                              3,410          *                3,410              0        *
Ronna Lindner                                                 5,116          *                5,116              0        *
Lizzadro Family Limited Partnership                          13,610          *               13,610              0        *
Anne G. Locascio                                              7,899          *                3,391          2,764        *
Lawrence J. Locascio, Jr.                                    31,150          *                6,912         24,238        *
David N. Loew & Frances G. Loew                              14,294          *               10,234          4,060        *
David N. Loew Trustee u/w                                    46,116          *               32,445         13,671        *
David Nathan Loew, Trustee of Trust A of the Ethel
   S. Loew Living Trust dated 11/25/89                       71,689          *               42,881         28,808        *
Peggy Stollmack Inter Vivos Trust                            25,893          *               15,343         10,550        *
Rebecca M. Loew Trust #2                                      1,353          *                1,353              0        *
Albert L. Lord                                              179,135          *              136,447         42,688        *
Suzanne D. Lord                                              67,159          *               10,208         56,951        *
Thomas P. Lynch                                               4,741          *                1,694          3,047        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Don A. Lynn                                                   6,838          *                6,838              0        *
Delaware Charter Guarantee & Trust Co. Ttee                   3,398          *                3,398              0        *
M & R Family Limited Partnership                             12,450          *                6,787          5,663        *
Edward E. Mack III                                           34,000          *                7,044         26,956        *
Paula M. MacPhee(4)                                             145          *                  145              0        *
R. Scott MacPhee (4)                                        342,221          *                  145        342,076        *
David M. Maklan                                              29,632          *                6,903         22,729        *
John A. Malasky Revocable Liv. Trust                         28,213          *                6,975         21,238        *
Peter A. Mannetti Revocable Trust u/a                         6,822          *                6,822              0        *
Daniel Marcus Revocable Trust                                14,906          *                3,389         11,517        *
Gail F. Marovitz                                             34,078          *                6,846         27,232        *
Alexander C. Marrack, Esq.                                   13,725          *                5,232          8,493        *
James E. Marsh                                                6,822          *                6,822              0        *
Michael Marsh                                                 3,411          *                3,411              0        *
Saul A. Marsh & Susan Marsh                                  20,481          *               20,481              0        *
Phillip H. Martin                                            10,219          *               10,219              0        *
Roman Matijkiw                                                6,822          *                6,822              0        *
Lois B. May                                                   3,470          *                3,470              0        *
Mayerson Family Limited Partnership I                         6,787          *                6,787              0        *
David N. McCammon Revocable Trust                           106,073          *                7,299         98,774        *
Cornelius J. McCarthy                                        20,442          *               20,442              0        *
Jeremiah P. McDonald & Louise A. McDonald                    31,562          *               10,223         21,339        *
Patricia K. McDowell                                         15,900          *                6,975          8,925        *
McGillicuddy Investments Limited Partnership III(5)       2,163,224        4.36%          1,586,343        576,881       1.16%
Cornelius McGillicuddy, III Revocable Trust(5)                3,427          *                3,427              0        *
Graciela S. McGillicuddy(5)                                   6,824          *                6,824              0        *
Terry A. McIlroy                                              3,389          *                3,389              0        *
Russell E. McKee, Jr.                                        24,559          *                6,805         17,754        *
John Michael McLaughlin Trust                                74,146          *               41,153         32,993        *
Terrence D. McMahon Revocable Trust                          20,421          *               20,421              0        *
Maurice J. McSweeney                                         24,550          *                6,787         17,763        *
Sandra A. McSweeney                                          18,229          *                6,903         11,326        *
D. Stevens McVoy & Karen Sue McVoy                           52,453          *               34,877         17,576        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Richard L. Measelle                                          16,178          *                6,983          9,195        *
John J. Meindl, Jr. & Holli Meindl                           13,644          *               13,644              0        *
Randy Douglas Meissner & Ricarda Lynn Meissner Trust,         6,822          *                6,822              0        *
Sandra Melnick,                                              71,066          *               21,062         50,004        *
George M. Melto,n, Sr.                                       20,507          *               20,507              0        *
George M. Melton Rev. Living Trust                           27,523          *                3,651         23,872        *
Byron Menides                                                 9,162          *                3,568          5,594        *
Cliff W. Mezey & Petsy G. Mezey                               6,822          *                6,822              0        *
Clifford L. Michel                                           35,122          *               15,318         19,804        *
Stephen B. Middlebrook                                       10,281          *               10,281              0        *
David J. Millstone & Dvora S. Millstone                       5,115          *                5,115              0        *
Alan Jason Miniaci Irrevocable Trust                          3,411          *                3,411              0        *
Albert J. Miniaci Irrevocable Trust                          13,644          *               13,644              0        *
Maria Mariana Miniaci Irrevocable Trust                       3,411          *                3,411              0        *
MMP Investments                                               1,705          *                1,705              0        *
Monaco Investment Partners, L.P.                            348,476          *              200,053        148,423        *
Ellen K. Moore Revocable Trust dtd 1/18/00                   24,559          *                1,824         22,735        *
Graham Y. Moore, III Revocable Trust dtd 1/18/00              1,745          *                1,745              0        *
Thomas W. Moore                                               6,854          *                6,854              0        *
Douglas J. Moran Trust                                       27,058          *               10,691         16,367        *
Doris A. Morgenstern                                         10,849          *                5,283          5,566        *
Doris A. Morgenstern Rev Fam Tr of '85                       85,582          *               39,678         45,904        *
Paul Morgenstern                                              7,310          *                1,743          5,567        *
Nancy K. Morrell                                             43,501          *                8,555         34,946        *
Clara Morris Trust                                            7,299          *                7,299              0        *
Robert J. Morris                                             92,236          *               34,330         57,906        *
Robert J. Morris Revocable Trust                             26,278          *                6,830         19,448        *
David H. Morse, Esq.                                        142,229          *               44,975         97,254        *
Donald Mothner & Cynthia Mothner                             20,390          *               20,390              0        *
Lillian Mothner Trust                                        19,385          *               10,556          8,829        *
MSTB Family Limited Partnership(7)                          643,589        1.30%            618,123         25,466        *
George P. Mueller                                             5,095          *                5,095              0        *
Muir & Co.                                                   33,898          *               33,898              0        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Andrea Muscarello                                            20,391          *               20,391              0        *
Michael Nachwalter & Irene Nachwalter                        45,565          *               27,989         17,576        *
Alan S. Nadel                                                 3,389          *                3,389              0        *
Robert H. Nagy                                               27,312          *               27,312              0        *
Irma P. Nash Trust dated 12/30/85                            12,486          *                6,827          5,659        *
NEK Investco, Inc.                                           27,287          *               27,287              0        *
Gregory L. Nelson                                             3,410          *                3,410              0        *
Judd A. Nelson                                               10,821          *                5,227          5,594        *
Leonard M. Nelson                                            33,812          *               22,460         11,352        *
Merle R. Nelson                                               7,042          *                7,042              0        *
Joseph R. Nemeth Living Trust u/a 01/14/83                   80,001          *               51,835         28,166        *
Frank L. Newburger, III                                       1,701          *                1,701              0        *
Jennifer E. Newton                                           48,494          *               48,494              0        *
The Nielsen Group, Inc.                                      95,505          *               95,505              0        *
Nolan Properties, Inc.                                       55,159          *               55,159              0        *
John D. Norcross                                              6,830          *                6,830              0        *
David G. Norrell                                             65,092          *                7,047         58,045        *
Gretchen D. Norris(6)                                         5,809          *                  145          5,664        *
Karen C. Norris Living Trust(6)                              10,682          *                5,364          5,318        *
Richard R. Norris Living Trust(6)                           241,596          *                  145        241,451        *
Susan Northrup                                                6,787          *                6,787              0        *
William B. Oberlink                                           6,779          *                6,779              0        *
Duncan M. O'Brien                                             3,389          *                3,389              0        *
Mary Ellen O'Connor                                          18,147          *                6,830         11,317        *
Irene Oddi Trust u/a dtd 9/12/97                             20,397          *               20,397              0        *
Raymond D. Oddi Trust                                       104,526          *               20,484         84,042        *
Dennis I. Okamoto & Susan K. Okamoto                          6,824          *                6,824              0        *
Philip E. Orbanes                                            73,472          *               22,186         51,286        *
Harold L. Osher, MD                                         514,824        1.04%            109,967        404,857        *
Judith A. Osher, Psy.D.                                      20,921          *                5,137         15,784        *
Peggy L. Osher                                              215,798          *               85,914        129,884        *
I. L. O'Sullivan, Jr.                                        67,960          *               67,960              0        *
Stephen Paluszek                                            275,704          *              145,878        129,826        *
Stephen H. Paneyko                                          100,857          *               13,811         87,046        *
Brian P. Patchen, P.A. Qualified                             10,220          *               10,220              0        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
William L. Paternotte                                        36,852          *               10,244         26,608        *
Paulik Revocable Trust                                       13,644          *               13,644              0        *
Estate of Daniel S. Pearson                                  26,215          *               17,020          9,195        *
Fred H. Pearson Trust                                        98,858          *               17,236         81,622        *
Louis A. Peccarelli                                           3,411          *                3,411              0        *
Deidre O'Brien Pepi                                         107,008          *               13,958         93,050        *
Louis R. Pepi                                                 6,822          *                6,822              0        *
Richard G. Pepin, Jr. & Suzanne J.Pepin                      17,075          *               17,075              0        *
Joanne T. Pepper Exemption Trust                              3,411          *                3,411              0        *
Milford S. Pepper                                             1,707          *                1,707              0        *
Melvin Perelman & Joan B. Perelman                           17,042          *               17,042              0        *
George C. Perreault Living Trust                             98,638          *               34,447         64,191        *
Katherine W. Petrie                                           3,402          *                3,402              0        *
Edith E. Pfretzschner                                         1,705          *                1,705              0        *
Larry B. Phillips III                                        34,144          *               34,144              0        *
Micaela Phillips                                             13,641          *               13,641              0        *
Dean P. Phypers                                             236,629          *               89,535        147,094        *
Revocable Living Trust of Wesley C. Pickard                  24,829          *               12,046         12,783        *
Richard W. Pogue                                            107,038          *               27,367         79,671        *
John S. Poindexter, III, MD                                 174,843          *               31,229        143,614        *
Elliot E. Polebaum                                            5,118          *                5,118              0        *
Bruce A. Polizotto & Linda O. Polizotto                       6,817          *                6,817              0        *
Helene Pollock                                               13,585          *               13,585              0        *
The Porento Limited Partnership u/a/d 4/15/2003              40,000          *               40,000              0        *
Bernice A. Porento Declaration of Trust                      45,500          *               45,500              0        *
Edward J. Porento                                            53,748          *               53,748              0        *
Marion A. Porento                                            18,674          *                8,541         10,133        *
Maury B. Poscover Revocable Trust                             6,844          *                6,844              0        *
William Postar                                                3,402          *                3,402              0        *
Grafton M. Potter                                             6,787          *                6,787              0        *
Jerome R. Prassas 1997 Trust                                  6,881          *                6,881              0        *
William S. Price                                             14,433          *                3,438         10,995        *
Junius W. Prince, III                                         3,411          *                3,411              0        *
Robert Purdy, Sr.                                             6,822          *                6,822              0        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Paul Wm. Putney & Joan H. Putney                              6,299          *                1,694          4,605        *
James F. Quirk                                                5,094          *                5,094              0        *
Mr. James F. Quirk                                           18,342          *               13,836          4,506        *
Alan Rabinowitz Revocable Trust                               6,822          *                6,822              0        *
Larry Rabinowitz                                              1,713          *                1,713              0        *
Robert N. Rapp                                                3,389          *                3,389              0        *
Wanda Rappaport & Irwin Rappaport                            13,623          *               13,623              0        *
Ronald J. Raskind                                             3,421          *                3,421              0        *
James W. Rather & Cristine K. Rather                         15,240          *                3,650         11,590        *
Rawson Family Limited Partnership                            13,664          *               13,664              0        *
Real Estate Capital Fund, LLC                               238,677          *              238,677              0        *
Gareth L. Reed                                               19,535          *                3,412         16,123        *
Christopher J. Regan                                          7,375          *                1,743          5,632        *
Elizabeth Regan                                               7,124          *                1,705          5,419        *
James J. Regan & Maureen Regan                               98,504          *               17,045         81,459        *
Lauren A. Regan                                               5,690          *                3,459          2,231        *
Sean Regan                                                    6,676          *                1,825          4,851        *
Robert A. Reinhart                                           34,132          *               34,132              0        *
Beatrice Renfield Foundation                                  7,302          *                7,302              0        *
Estate of Beatrice Renfield                                 116,836          *              100,044         16,792        *
Robert H. Reynolds                                            3,491          *                3,491              0        *
Marc W. Richman, M.D.                                        40,519          *               12,042         28,477        *
Douglas V. Rigler & Katherine C. Rigler                     182,678          *               21,012        161,666        *
Margot L. Ritz                                               44,779          *               34,160         10,619        *
Roberts Family Trust                                         33,678          *                8,748         24,930        *
Arthur R. Roberts & Bobbie E. Roberts                        61,666          *                7,302         54,364        *
Andrea J. Robinson                                            3,487          *                3,487              0        *
Edward A. Robinson, LLC                                      13,655          *               13,655              0        *
Edward A. Robinson                                           56,860          *               48,031          8,829        *
Ellen R. Investments LLC                                     20,668          *               20,668              0        *
Richard L. Robinson                                          22,617          *               13,788          8,829        *
Rockwell Fund, Inc.                                         272,418          *              272,418              0        *
Paul G. Rogers Revocable Trust                                3,411          *                3,411              0        *
Sandra L. Rollings                                            3,415          *                3,415              0        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Joe A. Rose & Rolynn M. Rose                                 20,864          *               20,864              0        *
Henry Rosenberg, MD                                          19,920          *                3,415         16,505        *
Stewart P. Rosenberg, D.D.S.                                  3,392          *                3,392              0        *
H. David Rosenbloom                                          52,201          *               17,072         35,129        *
Mark S. Rosenthal & Vera Lynn Rosenthal                       3,415          *                3,415              0        *
Mark A. Ross                                                  4,340          *                1,696          2,644        *
Eugene T. Rossides                                          301,496          *               73,077        228,419        *
James I. Rotenstreich                                         6,787          *                6,787              0        *
J. Robert Routt                                              13,661          *               10,000          3,661        *
Rubaiyat Trading Company, Ltd.                              101,769          *              101,769              0        *
Peter J. Rubin                                                9,004          *                3,411          5,593        *
Peter J. Rubin & Donna L. Rubin                              14,769          *                6,805          7,964        *
Michael S. Rupe & Winona S. Rupe                             27,355          *               27,355              0        *
John B. Rutledge Gifting Trust                               15,584          *               13,592          1,992        *
RWB Investments LLC                                          34,132          *               34,132              0        *
Charles P Sacher PA Qualified                               175,268          *               36,199        139,069        *
Dorothy C. Sacher 1996 Revocable Trust                       14,050          *                1,694         12,356        *
John M. Sacher                                                4,557          *                1,706          2,851        *
Glenn H. Sacra                                               43,432          *                6,822         36,610        *
Patricia D. Salay Trust dtd June 9, 2000                     45,455          *               13,566         31,889        *
Stephen G. Salay Living Trust                                 6,830          *                6,830              0        *
James Scott Salisbury                                           145          *                  145              0        *
John S. P. Samford                                           34,122          *               34,122              0        *
Jesse F. Sanderson, Jr., MD                                  87,687          *               41,318         46,369        *
Almira B. Sant Revocable Indenture of Trust                  34,551          *               12,415         22,136        *
J. Talbot Sant, Jr.                                          10,213          *               10,213              0        *
John T. Sant Revocable Trust                                 43,919          *               26,153         17,766        *
Richard  B. Sant                                              8,500          *                8,500              0        *
Dr. John C. Santos & Dr. Julia Martinez-Santos                7,767          *                3,393          4,374        *
Nathan Schatz M.D. Associates Pension Plan                   37,505          *               37,505              0        *
Donald Schauwecker                                            6,823          *                6,823              0        *
Marjory Schiavo                                               5,103          *                5,103              0        *
David S. Schoedinger                                         23,429          *               13,727          9,702        *
Harry T. Schukar                                             17,108          *               17,108              0        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Roger Schvaneveldt                                            1,694          *                1,694              0        *
William W. Schwarze & Sharon C. Schwarze                     17,046          *               17,046              0        *
Paul F. Scully & Janet M. Pavliska                           14,446          *                3,389         11,057        *
Dorothy J. Seaman                                             7,298          *                  871          6,427        *
William W. Sedlazek & Carol Sedlazek                         13,563          *               13,563              0        *
Martin E. Segal, P.A.                                        24,249          *               24,249              0        *
Seegel Living Trust                                          28,111          *                3,402         24,709        *
Allan H. Selig                                               27,310          *               27,310              0        *
Martin I. Semel                                               1,705          *                1,705              0        *
Sequel Capital, LLC                                          61,160          *               61,160              0        *
Donald B. Shackelford                                        58,162          *               27,342         30,820        *
Thekla R. Shackelford Family LP                              69,055          *               69,055              0        *
Living Trust of John L. Shannon                               1,701          *                1,701              0        *
Robert H. Shannon, M.D.                                      22,771          *                5,152         17,619        *
Jonathan B. Shaw                                            217,664          *               62,137        155,527        *
Dennis Shea                                                  52,455          *               10,480         41,975        *
Gloria Shea                                                   5,589          *                3,402          2,187        *
John J. Shea                                                  6,787          *                6,787              0        *
Alan A. Sherburne                                            51,826          *               11,967         39,859        *
Everett A. Sheslow Trust                                     10,221          *               10,221              0        *
Walter G. Shifrin Revocable Trust                           117,392          *               20,779         96,613        *
Charles M. Shilas                                            47,820          *               14,117         33,703        *
Frank P. Silkman                                             46,373          *                3,649         42,724        *
Jean O. Silkman                                              32,980          *               10,347         22,633        *
Silverstein Family Limited Partnership 2002, Ltd.(7)         68,245          *               68,245              0        *
Silverstein Investments Limited Partnership III(7)        3,128,206        6.30%          3,031,941         96,265        *
Edwin Silverstein & Rina Silverstein(7)                     107,445          *              107,445              0        *
Edwin Silverstein(7)                                          8,508          *                8,508              0        *
Rina Silverstein(7)                                           8,508          *                8,508              0        *
Trudy F. Silverstein(7)                                      24,418          *               24,418              0        *
Patricia Simonet                                              6,805          *                6,805              0        *
Richard H. Simonet                                            6,854          *                6,854              0        *
Robert S. Siskin Trust                                       48,965          *               17,498         31,467        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Sarah Everhart Skeels                                        11,687          *                3,427          8,260        *
Ronald Skloss                                                 3,391          *                3,391              0        *
Thomas Brown Slaughter Revocable                             34,126          *               34,126              0        *
Stephen D. Smart                                             20,346          *               20,346              0        *
Barbara Ann Smith Marital Trust Number Two                    6,805          *                6,805              0        *
Everett G. Smith 1964 Trust                                   6,804          *                6,804              0        *
Fredricka G. Smith Revocable Living Trust                    10,060          *                3,459          6,601        *
Fredricka Smith                                              31,244          *               22,415          8,829        *
G. Wyndham Smith & Nancy Smith(8)                               145          *                  145              0        *
J. Chandler Smith, Jr.                                       14,199          *                8,536          5,663        *
James A. Smith                                                6,822          *                6,822              0        *
Jeffrey B. Smith                                            126,021          *               69,970         56,051        *
Joel Smith & Janet Smith                                    165,689          *               62,730        102,959        *
Stephen R. Smith & Nancy A. Smith                             7,693          *                1,696          5,997        *
Stephen R. Smith Revocable Trust                              6,348          *                1,743          4,605        *
Dr. Larry A. Snyder & Rona S. Snyder                          6,838          *                6,838              0        *
Carol E. Sobel                                                5,188          *                5,188              0        *
Marital Trust u/w Milton Soref                               16,508          *                3,402         13,106        *
Laurence T. Sorkin                                           26,251          *               11,934         14,317        *
Spears, Moore, Rebman & Williams Profit Sharing Trust        60,606          *               13,636         46,970        *
Roger Sperber                                                 6,787          *                6,787              0        *
Francis E. Spindler, Jr.                                     58,448          *               27,245         31,203        *
Kenneth S. Spirer                                             5,120          *                5,120              0        *
Joanne Spitz 1998 Special Trust                               3,651          *                3,651              0        *
Ruth Springer                                                 3,270          *                1,707          1,563        *
Madeline A. Stahl                                             1,705          *                1,705              0        *
Philip Stahl                                                  3,411          *                3,411              0        *
Melanie N. Steane                                            15,730          *                6,805          8,925        *
The Frank & Karen Steinberg Family Trust                      1,707          *                1,707              0        *
Steinman Family Limited Partnership                          29,071          *               13,663         15,408        *
Richard A. Steinwurtzel                                      38,056          *               13,601         24,455        *
Craig Stevens                                                27,092          *               10,300         16,792        *
Elizabeth Arnold Stevens 2000 Charitable Remainder
   Unitrust                                                  13,644          *               13,644              0        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Richard B. Stevens & Rita J. Stevens                         34,155          *               34,155              0        *
Dr. Franz H. Stewart, Jr. & Mary C. Stewart                 102,402          *              102,402              0        *
Franz H. Stewart, Jr.                                        27,353          *               27,353              0        *
Terry Lynn Stewart Revocable Trust Agrmt.                     3,415          *                3,415              0        *
William G. Stewart                                           50,386          *               31,241         19,145        *
Don N. Stitt & Letitia N. Stitt                              17,165          *                1,707         15,458        *
Sara A. Strang Living Trust                                  12,605          *                3,402          9,203        *
The Stratford Management Limited Partnership                  3,393          *                3,393              0        *
Jerome R. Strickland & John D. Strickland                    16,974          *               16,974              0        *
Jerome D. Strickland & Katherine D. Strickland               16,970          *               16,970              0        *
Robert E. Stroud                                             46,442          *               15,476         30,966        *
Kenneth H. Suelthaus and His Successor(s),                   13,609          *               13,609              0        *
Michael J. Sullivan & Jill P. Sullivan                       20,466          *               20,466              0        *
Raymond P. Sullivan Living, Trust                            21,421          *               21,421              0        *
Terence C. Sullivan                                           6,787          *                6,787              0        *
Emily W. Sunstein                                            72,397          *               41,256         31,141        *
Donald F. Swan & Jean Ann Swan                                6,822          *                6,822              0        *
Thomas E. Swaney                                             29,769          *                3,649         26,120        *
William P. Sweeney, II                                        5,116          *                5,116              0        *
Charles R. Swibel Insurance Trust B                           6,787          *                6,787              0        *
Seena Swibel                                                  6,779          *                6,779              0        *
Robert A. Szczesny & Gayle C. Szczesny                       14,755          *               10,293          4,462        *
Taft Broadcasting Company                                   117,811          *               48,150         69,661        *
Rebecca R. Taft                                              19,391          *               13,733          5,658        *
Stephen E. Tallent & Martha M. Tallent                      308,108          *               46,973        261,135        *
Stephen E. Tallent                                          191,859          *               39,577        152,282        *
Barbara H. Teaford Trust                                     12,628          *               10,326          2,302        *
Stephen D. Teaford Trust                                     12,628          *               10,326          2,302        *
Michael L. Temin                                             13,588          *               13,588              0        *
James Thalacker & Christine H. Thakacker                      6,838          *                6,838              0        *
Jay E. Theise & Francoise E. Theise                           3,412          *                3,412              0        *
U.S. Trust Company of North Carolina Custodian for
   Richard Thigpen, Jr.                                      18,007          *               18,007              0        *
DeRoy C. Thomas                                             128,561          *               83,082         45,479        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Peter G. Thomas & Susan T. Thomas                            27,208          *               27,208              0        *
Three Jays Family Limited Partnership                         6,779          *                6,779              0        *
William J. Tierney & Mary E. Tierney                         25,535          *               14,208         11,327        *
Timberlake Partners                                          13,574          *               13,574              0        *
J. Owen Todd                                                  7,994          *                3,389          4,605        *
Onofre Torres                                                 6,822          *                6,822              0        *
Leon G. Toups                                                15,352          *               15,352              0        *
Mary D. Toups                                                 3,427          *                3,427              0        *
Richard C. Townsend                                           3,427          *                3,427              0        *
Trackside Revocable Trust                                     8,808          *                3,389          5,419        *
Tralins & Associates Profit Sharing Plan                      3,427          *                3,427              0        *
Sheila Treschak & Ralph Treschak                              6,830          *                6,830              0        *
Harold S. Trimmer, Jr.                                       32,058          *                3,389         28,669        *
Carolyn M. Tripodi                                            1,713          *                1,713              0        *
Solomon D. Trujillo & Corine Trujillo                        40,932          *               40,932              0        *
Vasiliki B. Tsaganos                                         22,812          *               13,609          9,203        *
Deanne J. Tucker                                             13,679          *               13,679              0        *
Richard B. Tucker                                           199,437          *               96,763        102,674        *
Sylvia Tucker Trust for Deanne Tucker                       124,479          *               62,557         61,922        *
David J. Turell, M.D.                                         1,707          *                1,707              0        *
Roderick H. Turner, M.D. & Sandra M. Turner                  27,314          *               27,314              0        *
Abraham L. Udovitch                                           3,411          *                3,411              0        *
Giles C. Upshur, III                                         27,293          *               27,293              0        *
William M. Van Cleve Trust                                    9,129          *                6,830          2,299        *
Peter Van Dyke                                               34,110          *               34,110              0        *
Andrew P. Varney & Jean B. Varney                             6,808          *                6,808              0        *
Jean B. Varney                                                3,411          *                3,411              0        *
David A. Vaughan                                             14,544          *                1,824         12,720        *
Mr. David A. Vaughan                                         15,927          *                7,139          8,788        *
William C. Verrette Family Trust                              5,644          *                3,457          2,187        *
Joan M. von Mehren                                           86,126          *               10,275         75,851        *
The Voyager Limited Partnership                               3,415          *                3,415              0        *
W.C. National Mailing Corp.                                 215,576          *               34,323        181,253        *
Mary Joan Waid                                                3,391          *                3,391              0        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
W. Stanley Walch Revocable Trust                             13,636          *               13,636              0        *
Mr. W. Stanley Walch                                         28,437          *               10,391         18,046        *
Clarence W. Walker                                          103,812          *               20,869         82,943        *
Philip Walker                                                76,225          *                6,805         69,420        *
G. Dudley Ware                                               34,025          *               34,025              0        *
Guilford D. Ware                                             87,775          *               48,345         39,430        *
Phyllis M. Warsaw Living Trust                                6,783          *                6,783              0        *
Stanley W. Warsaw Living Trust                               29,173          *               13,920         15,253        *
Robert Starrett Waters Revocable Trust                       43,618          *                8,737         34,881        *
Frederick Wedell                                             34,044          *               34,044              0        *
Neil A. Weikart & Barbara A. Weikart                          1,705          *                1,705              0        *
Cathy Loew Weiner                                            14,294          *               10,234          4,060        *
Earl D. Weiner                                               36,813          *               17,098         19,715        *
William H. Weintraub Revocable Trust                          6,822          *                6,822              0        *
Bernard Weisman & Marilyn Weisman                            36,216          *               13,626         22,590        *
Susan S. Weiss                                               12,443          *                6,779          5,664        *
Wells Fargo & Company Master Pension Trust                  520,632        1.05%            300,100        220,532        *
Gloria A. Werth                                               3,404          *                3,404              0        *
Robert A. Werth & Kimberley S. Werth                          1,702          *                1,702              0        *
William A. Werth  & Stephanie S. Werth                        1,702          *                1,702              0        *
Jeanne M. Westcott                                           42,534          *               10,452         32,082        *
The Honorable Gerald T. Wetherington & Leona L.
   Wetherington                                              22,552          *                6,889         15,663        *
The Honorable Gerald T. Wetherington                          3,491          *                3,491              0        *
Leona L. Wetherington                                         7,078          *                7,078              0        *
Wheeler & Co. for Account No. 30-7020-00                     47,471          *                6,975         40,496        *
Wheeler & Co. for Account No. 33-4014-00                      6,975          *                6,975              0        *
Wheeler & Co. for Account No. 33-7131-00                     15,804          *                6,975          8,829        *
Phil B. Whitaker                                             97,145          *               27,920         69,225        *
Phil B. Whitaker, Jr.                                         8,113          *                3,651          4,462        *
Anne E. White                                                20,391          *               20,391              0        *
Robert Hunt Whitten                                           4,459          *                1,694          2,765        *
The H & CB Wiener Revocable Trust                           201,540          *               55,562        145,978        *
John H. Wilharm, Jr.                                          3,472          *                3,472              0        *

                                                           Shares Beneficially Owned                     Shares to be Beneficially
                                                               Prior to Offering                          Owned After Offering (1)
                                                               -----------------                          ------------------------
                                                                        Percentage of      Number of                  Percentage of
                                                            Number of    Outstanding     Shares Being      Number of   Outstanding
        Name of Selling Stockholder                          Shares        Shares           Offered         Shares       Shares
        ---------------------------                          ------        ------           -------         ------       ------
Alan M. Willemsen                                            87,977          *               17,236         70,741        *
Herbert E. Williams & Robin E. Williams                      12,542          *               10,310          2,232        *
T. Evan Williams                                             27,293          *               27,293              0        *
Thomas E. Williams                                          142,459          *               27,788        114,671        *
Gary D. Wilson                                               45,946          *               10,430         35,516        *
Nicholas C. Wilson                                            3,415          *                3,415              0        *
Leon F. Winbigler                                             6,779          *                6,779              0        *
Susan H. Winbigler Revocable Trust dated                     49,481          *                6,805         42,676        *
Gregory M. Winn & Mary M. Winn-Radcliff                      13,644          *               13,644              0        *
Witherell Family Limited Partnership(9)                         645          *                  145            500        *
Jerry L. Wolfer & Luella L. Wolfer                            6,822          *                6,822              0        *
Ann S. Wolff Living Trust                                   109,097          *               47,981         61,116        *
Arnold R. Wolff Living Trust                                 88,995          *               35,144         53,851        *
Richard A. Wolff & Joan F. Wolff                             42,060          *                3,415         38,645        *
Robert F. Wolff                                              36,042          *                6,830         29,212        *
Leonard Wolpa                                                20,423          *               20,423              0        *
The W. Edward Wood Revocable Trust                           36,055          *               36,055              0        *
Harry F. Wright, Jr.                                          9,142          *                3,440          5,702        *
Alan L. Wurtzel Charitable Remainder                         20,486          *               20,486              0        *
Alan L. Wurtzel Revocable Trust                              13,709          *               13,709              0        *
Irene V. Wurtzel                                              6,854          *                6,854              0        *
Judith H. Wurtzel Trust                                       6,854          *                6,854              0        *
Sharon L. Wurtzel Trust                                       6,854          *                6,854              0        *
James C. Zampell Revocable Trust                              5,116          *                5,116              0        *
Zarrow Holding Company                                       47,637          *               47,637              0        *
The Anne & Henry Zarrow Foundation                            6,805          *                6,805              0        *
Maxine & Jack Zarrow Family Foundation                        6,805          *                6,805              0        *
Frank K. Zinn                                                21,601          *               10,198         11,403        *
Isaac W. Zisselman                                           27,282          *               27,282              0        *

----------
* Less than one percent.

(1) We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may not sell any or all of the shares registered hereunder. Because the selling stockholders may offer all or some of the shares, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders. However, for purposes of this table, we have assumed that none of the shares covered by this prospectus will be held by the selling stockholders.

(2) Henry A. Corinha III is the brother of Barbara J. Fournier, Vice President, Chief Operating Officer, Treasurer and Secretary and a Director of FSP Corp.

(3) William Gribbell is an Executive Vice President of FSP Corp. Susan P. Gribbell is Mr. Gribbell's spouse, Theodore Griffin Gribbell is Mr. Gribbell's brother and Susie L. Gribbell is Mr. Gribbell's sister-in-law.

(4) R. Scott MacPhee is an Executive Vice President of FSP Corp. Paula M. MacPhee is Mr. MacPhee's spouse.

(5) Dennis McGuillicuddy, a Director of FSP Corp., is a limited partner of McGuillicuddy Investments Limited Partnership III. Garciela S. McGillicuddy is Mr. McGillicuddy's spouse. Cornelius McGillicuddy is Mr. McGillicuddy's brother.

(6) Richard R. Norris, a Director and an Executive Vice President of FSP Corp., is the trustee of the Richard R. Norris Living Trust. Karen C. Norris, Mr. Norris's spouse, is trustee of the Karen C. Norris Living Trust. Gretchen D. Norris is Mr. Norris's mother.

(7) Barry Silverstein, a Director of FSP Corp., is the general partner of Silverstein Family Limited Partnership 2002, Ltd., JMB Family Limited Partnership, MSTB Family Limited Partnership and a limited partner in Silverstein Investments Limited Partnership III. Trudy F. Silverstein is Mr. Silverstein's spouse, Edwin Silverstein is Mr. Silverstein's brother and Rina Silverstein is Mr. Silverstein's sister-in-law.

(8) G. Wyndham & Nancy Smith are the parents of Geoffrey Smith, an employee of FSP Corp.

(9) Jeff Witherell, an employee of FSP Corp., is a general partner of Witherell Family Limited Partnership.

Relationships Between FSP Corp. and each of the Selling Stockholders

      Henry A. Corinha III is the brother of Barbara J. Fournier, who has served as a director since FSP Corp. was formed in October 2001. She is also the Vice President, Chief Operating Officer, Treasurer and Secretary of FSP Corp. In addition, Ms. Fournier has as her primary responsibility, together with Mr. Carter, the management of all our operating business affairs and that of our affiliates. Prior to the conversion, Ms. Fournier was the Vice President, Chief Operating Officer, Treasurer and Secretary of the former general partner of FSP Partnership. Mr Corinha has no other relationship to FSP Corp. other than as a stockholder

      Susan P. Gribbell is the spouse of William W. Gribbell, who has served as an Executive Vice President of FSP Corp. since October 200. Ms. Gribbell has no other relationship to FSP Corp. other than as a stockholder.

      Susie L. Gribbell is the spouse of Theodore Griffin Gribbell who is the brother of William W. Gribbell, an employee of FSP Corp. Ms. Gribbell has no other relationship to FSP Corp. other than as a stockholder.

      Theodore Gribbell, is the brother of William W. Gribbell, an employee of FSP Corp. and the spouse of Susie L. Gribbell, another stockholder of FSP Corp. Mr. Gribbell has no other relationship to FSP Corp. other than as a stockholder.

      William W. Gribbell has served as an Executive Vice President of FSP Corp. since October 2001. Mr. Gribbell has as his primary responsibility the direct equity placement of the sponsored entities. Prior to the conversion, Mr. Gribbell was an Executive Vice President of the former general partner of FSP Partnership.

      Paula MacPhee is the spouse of Scott MacPhee, who has served as an Executive Vice President of FSP Corp. since October 2001. Ms. MacPhee has no other relationship to FSP Corp. other than as a stockholder.

      Scott MacPhee has served as an Executive Vice President of FSP Corp. since October 2001. He has as his primary responsibility the direct equity placement of the sponsored entities. Prior to the conversion, Mr. MacPhee was an Executive Vice President of the former general partner of FSP Partnership.

      Cornelius McGillicuddy is the brother of Dennis McGillicuddy, a director of FSP Corp. Mr. McGillicuddy has no other relationship to FSP Corp. other than as a stockholder.

      Dennis J. McGillicuddy has served as a director and has been Chairman of the Compensation Committee since May 2002 and was recently appointed to the Audit Committee. Mr. McGillicuddy is the limited partner of McGuillicuddy Investments Limited Partnership III.

      Garciela S. McGillicuddy is the spouse of Dennis McGillicuddy, a director of FSP Corp. Ms. McGillicuddy has no other relationship to FSP Corp. other than as a stockholder.

      Karen C. Norris is the spouse of Richard R. Norris, who has served as a director since FSP Corp. was formed in October 2001. He is also an Executive Vice President of FSP Corp. Ms. Norris is also the trustee of the the Karen C. Norris Living Trust. Ms. Norris has no other relationship to FSP Corp. other than as a stockholder.

      Gretchen D. Norris is the mother of Richard R. Norris, who has served as a director since FSP Corp. was formed in October 2001. He is also an Executive Vice President of FSP Corp. Ms. Norris has no other relationship to FSP Corp. other than as a stockholder.

      Richard R. Norris has served as a director since FSP Corp. was formed in October 2001. He is also an Executive Vice President of FSP Corp. and has as his primary responsibility the direct equity placement of the Sponsored REITs. Prior to the conversion, Mr. Norris was an Executive Vice President of the former general partner of FSP Partnership. Mr. Norris is the trustee of the Richard R. Norris Living Trust.

      Barry Silverstein has served as a director and a member of the Compensation Committee since May 2002 and was recently appointed to the Audit Committee. Mr. Silverstein is the general partner of Silverstein Family Limited Partnership 2002, Ltd., and a Limited Partner in Silverstein Investments Limited Partnership III.

      Edwin Silverstein, is the brother of Barry Silverstein, a director of FSP Corp. Mr. Silverstein has no other relationship to FSP Corp. other than as a stockholder.

      Rina Silverstein is the spouse of Edwin Silverstein who is the brother of Barry Silverstein, a director of FSP Corp. Ms. Silverstein has no other relationship to FSP Corp. other than as a stockholder.

      Trudy Silverstein is the spouse of Barry Silverstein, a director of FSP Corp. Ms. Silverstein has no other relationship to FSP Corp. other than as a stockholder.

      G. Wyndham Smith and Nancy Smith are the parents of Geoffrey Smith, an employee of FSP Corp.

      Jeff Witherell, an employee of FSP Corp., is a general partner of Witherell Family Limited Partnership.

                              PLAN OF DISTRIBUTION

      Our common stock is not listed on a national exchange or other market. We intend to apply to list our common stock on the American Stock Exchange, or the AMEX under the symbol "FSP." We expect our listing application will cover an aggregate of 62,470,934 shares of our common stock, consisting of all of the shares of our common stock outstanding as of August 20, 2004 (including the shares covered by this prospectus), 1,946,178 shares of our common stock issuable under our 2002 Stock Incentive Plan and approximately 10,894,994 shares of common stock we intend to issue in the transactions described elsewhere under the heading "Merger Transactions." We cannot give any assurances that we will file such listing application or, in the event we do, that AMEX will accept our listing application or that a meaningful trading market in our common stock will develop should AMEX accept our listing application.

      The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

      o purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

      o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

      o block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

      o     in privately negotiated transactions; and

      o     in options transactions.

      In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

      To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

      In selling the shares covered by this prospectus, the selling stockholders and any broker dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

      In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the American Stock Exchange pursuant to Rule 153 under the Securities Act, in the instance where our common stock is listed on the AMEX. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

      At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

      We cannot give any assurance as to the liquidity of the public trading market in our common stock.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following is a general summary of the material United States federal income tax considerations associated with the acquisition, ownership and disposition of FSP common stock. The following summary is not exhaustive of all possible tax considerations. Moreover, the summary contained herein does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal tax circumstances, or to certain types of stockholders subject to special treatment under federal income tax laws, including insurance companies, tax-exempt organizations (except to the extent discussed below under the heading "Taxation of Tax-Exempt Shareholders"), financial institutions, broker-dealers, and foreign corporations and persons who are not citizens or residents of the United States (except to the extent discussed below under the heading "Taxation of Non-U.S. Shareholders").

      We have elected to be taxed as a real estate investment trust under the tax code. Generally, companies that meet the eligibility requirements for treatment as a real estate investment trust and that elect to be so treated are not subject to federal income tax on the income they distribute to their stockholders. We believe that we are organized and have operated in a manner so as to meet these eligibility requirements. In addition, our counsel, Wilmer Cutler Pickering Hale and Dorr LLP, has rendered its opinion, based upon various assumptions specified therein and upon our representations, that we have been organized and operated in conformity with the requirements for qualification as a real estate investment trust for the taxable year ending December 31, 2004 and that our current organization and method of operation (as described in this prospectus) will enable us to continue to meet the requirements for qualification and taxation as a real estate investment trust. Qualification as a REIT, however, depends upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements (discussed in greater detail below) relating to, among other things, the sources of our income, the nature of our assets, the level of our distributions and the diversity of our share ownership. Wilmer Cutler Pickering Hale and Dorr LLP has not reviewed and will not review these results on an independent basis. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, there can be no assurance that our actual operating results will satisfy the requirements for taxation as a REIT under the tax code for any particular taxable year.

      The statements in this summary are, and the opinion of Wilmer Cutler Pickering Hale and Dorr LLP will be, based on the provisions of the Internal Revenue Code, or the tax code, applicable United States Treasury regulations promulgated thereunder, and judicial and administrative decisions and rulings all as in effect on the date rendered. Neither the statements below nor the opinion is binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will not take a contrary view. No ruling from the Internal Revenue Service has been or will be sought. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth herein, possibly adversely.

      EACH STOCKHOLDER IS URGED TO CONSULT HIS, HER, OR ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO THE STOCKHOLDER OF THE Acquisition, OWNERSHIP AND Disposition OF STOCK IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES, AS WELL AS POTENTIAL CHANGES IN THE APPLICABLE TAX LAWS.

Certain Tax Risks Relating to the Mergers

      On August 13, 2004, FSP Corp., four wholly-owned acquisition subsidiaries and four Target REITs entered into a merger agreement whereby the individual wholly-owned acquisition subsidiaries of FSP Corp. will acquire a Target REIT by merger. The merger agreement provides that upon consummation of the mergers, each share of preferred stock in the Target REITs will be converted into a certain number of shares of FSP Corp. common stock.

      The mergers entail certain tax risks which, if realized, could cause FSP Corp. and the Target REITs (following the mergers, together referred to as the combined company) to fail to qualify as a REIT in the year of the mergers or in any subsequent year, or may result in substantial additional taxes being imposed upon the combined company. As a result of the mergers, for example:

      o The combined company may, directly or indirectly, improperly own 10% or more of a tenant from which the combined company collects rent, causing the rent received from such tenant to fail to qualify as rents from real property, as described below under "Requirements for Taxation as a Real Estate Investment Trust - Income Tests".

      o The combined company may improperly own (i) more than 10% of the outstanding voting securities of any issuer, or (ii) more than 10% of the value of the securities of any issuer, causing the combined company to fail to satisfy the asset tests, as described below under "Requirements for Taxation as a Real Estate Investment Trust - Asset Tests".

      o The combined company would be disqualified as a REIT if any of the Target REITs did not qualify as a REIT and, as a result, had any undistributed "earnings and profits" at the time of the mergers.

      If the combined company fails to qualify as a REIT, the combined company could be disqualified from treatment as a REIT in the year in which such failure occurred and for the next four taxable years and, consequently, would be taxed as a regular corporation during such years. Other tax costs that could result if one or more of the mergers caused the combined company to acquire impermissible assets or income are described below under "Taxation of the combined company - General."

Tax Consequences of REIT Election

      Introduction. FSP Corp. has elected under Section 856 of the tax code to be taxed as a real estate investment trust. Following the mergers, subject to the risks described above, the combined company intends to continue to be taxed as a REIT.

Taxation of the combined company

      General. If the combined company continues to qualify as a real estate investment trust, it generally will not be subject to federal corporate income taxes on its net income to the extent that the income is currently distributed to its shareholders. The benefit of this tax treatment is that it substantially eliminates the "double taxation" resulting from the taxation at both the corporate and shareholder levels that generally results from owning stock in a corporation. Accordingly, income generated by the combined company generally will be subject to taxation solely at the shareholder level upon a distribution from the combined company. The combined company will, however, be required to pay certain federal income taxes, including in the following circumstances:

      o The combined company will be subject to federal income tax at regular corporate rates on taxable income, including net capital gain, that the combined company does not distribute to shareholders during, or within a specified time period after, the calendar year in which such income is earned.

      o The combined company will be subject to the "alternative minimum tax" with respect to its undistributed alternative minimum taxable income.

      o The combined company will be subject to a 100% tax on net income from certain sales or other dispositions of property that it holds primarily for sale to customers in the ordinary course of business, also known as "prohibited transactions".

      o If the combined company fails to satisfy the 75% gross income test or the 95% gross income test, both described below, but nevertheless qualifies as a real estate investment trust, the combined company will be subject to a 100% tax on an amount equal to (i) the gross income attributable to the greater of the amount by which the combined company fails the 75% or 95% gross income test multiplied by (ii) a fraction intended to reflect the combined company's profitability.

      o If the combined company fails to distribute during the calendar year at least the sum of (i) 85% of its real estate investment trust ordinary income for such year, (ii) 95% of its real estate investment trust capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the combined company will pay a 4% excise tax on the excess of such required distribution over the amount actually distributed to its shareholders.

      o The combined company may elect to retain and pay income tax on some or all of its long-term capital gain, as described below.

      o The combined company may be subject to a 100% excise tax on transactions with any of its taxable REIT subsidiaries that are not conducted on an arm's-length basis.


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

Requirements for Qualification as a Real Estate Investment Trust

      Introduction. In order to qualify as a real estate investment trust for federal income tax purposes a REIT must elect (or have elected, and have not revoked its election) to be treated as a REIT and must satisfy certain statutory tests relating to, among other things, (i) the sources of its income, (ii) the nature of its assets, (iii) the amount of its distributions, and (iv) the ownership of its stock. FSP Corp. has elected to be treated as a REIT and has endeavored, and the combined company will endeavor, to satisfy the tests for REIT qualification.

      A real estate investment trust may own a "qualified REIT subsidiary." A qualified REIT subsidiary is a corporation, all of the capital stock of which is owned by a real estate investment trust, and for which subsidiary no election has been made to treat it as a "taxable REIT subsidiary" (as discussed below). A corporation that is a qualified REIT subsidiary is not treated as a corporation separate from its parent real estate investment trust for federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as the assets, liabilities, and items of income, deduction and credit of the parent real estate investment trust. Thus, in applying the requirements described herein, any qualified REIT subsidiary of the combined company will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as the assets, liabilities, and items of income deduction and credit of the combined company.

      In the event that the combined company becomes a partner in a partnership, the combined company will be deemed to own its proportionate share (based upon its share of the capital of the partnership) of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and income of the partnership so attributed to the combined company will retain their same character as in the hands of the partnership for purposes of determining whether the combined company satisfies the income and asset tests described below.

      A real estate investment trust may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income, as described below, if earned directly by the parent real estate investment trust. Both the subsidiary and the parent real estate investment trust must jointly elect to treat the subsidiary as a taxable REIT subsidiary. Overall, not more than 20% of the value of a REIT's assets may consist of securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary will pay tax at regular corporate rates on any income that it earns. There is a 100% excise tax imposed on certain transactions involving a taxable REIT subsidiary and its parent real estate investment trust that are not conducted on an arm's-length basis. An election has been made to treat FSP Investments as a taxable REIT subsidiary. FSP Investments pays corporate income tax on its taxable income and its after-tax net income will be available for distribution to the combined company, generally as a dividend.

      Income Tests - General. The combined company must satisfy annually two tests regarding the sources of its gross income in order to maintain its real estate investment trust status. First, at least 75% of the combined company's gross income, excluding gross income from certain "dealer" sales, for each taxable year generally must consist of defined types of income that the combined company derives, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income, also known as the "75% gross income test". Qualifying income for purposes of the 75% gross income test generally includes:

      o     "rents from real property" (as described below);

      o interest from debt secured by mortgages on real property or on interests in real property;

      o dividends or other distributions on, and gain from the sale of, shares in other real estate investment trusts;

      o gain from the sale or other disposition of real property or mortgages on real property;


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

      o amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received as consideration for entering into agreements to make loans secured by mortgages on real property or on interests in real property or agreements to purchase or lease real property; and

      o certain investment income attributable to temporary investment of capital raised by the combined company.

      Second, at least 95% of the combined company's gross income, excluding gross income from certain "dealer" sales, for each taxable year generally must consist of income that is qualifying income for purposes of the 75% gross income test, as well as dividends, other types of interest, and gain from the sale or disposition of stock or securities, also known as the "95% gross income test".

      Income Tests - Rents from Real Property. Rent that the combined company receives from real property that it owns and leases to tenants will qualify as "rents from real property" if the following conditions are satisfied:

      o First, the rent must not be based, in whole or in part, on the income or profits of any person. An amount will not fail to qualify as rent from real property solely by reason of its being based on a fixed percentage (or percentages) of sales or receipts.

      o Second, neither the combined company nor any direct or indirect owner of 10% or more of its stock may own, actually or constructively, 10% (by vote or value) or more of the tenant from which the combined company collects the rent.

      o Third, all of the rent received under a lease will not qualify as rents from real property unless the rent attributable to the personal property leased in connection with the real property constitutes no more than 15% of the total rent received under the lease.

      o Finally, the combined company generally must not operate or manage its real property or furnish or render services to its tenants, other than through an "independent contractor" who is adequately compensated and from whom the combined company does not derive revenue. The combined company may provide services directly, however, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered "primarily for the occupant's convenience." In addition, the combined company may render, other than through an independent contractor, a de minimis amount of "non-customary" services to the tenants of a property as long as the combined company's income from such services does not exceed 1% of its gross income from the property.

      Although no assurances can be given that either of the gross income tests will be satisfied in any given year, the combined company anticipates that its operations will allow it to meet each of the 75% gross income test and the 95% gross income test. Such belief is premised in large part on the combined company's expectation that substantially all of the amounts received by the company with respect to its properties will qualify as "rents from real property." Shareholders should be aware, however, that there are a variety of circumstances, as described above, in which rent received from a tenant will not be treated as rents from real property.

      Income Tests - Failure to Satisfy Gross Income Tests. If the combined company fails to satisfy either or both of the 75% or 95% gross income tests for any taxable year, the combined company may nevertheless qualify as a real estate investment trust for that year if it is eligible for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

      o the combined company's failure to meet the gross income test was due to reasonable cause and not due to willful neglect;

      o the combined company attaches a schedule of the sources of its income to its federal income tax return; and

      o any incorrect information on the schedule is not due to fraud with intent to evade tax.

      It is not possible to state whether the combined company would be entitled to the benefit of the above relief provisions in a particular circumstance that might arise in the future. Furthermore, as discussed above under "Taxation of the combined company - General," even if the relief provisions apply, the combined company would incur a 100% tax on the gross income attributable to the greater of the amounts by which it fails the 75% and 95% gross income tests, multiplied by a fraction that reflects the combined company's profitability.

      Asset Tests. The combined company also must satisfy the following four tests relating to the nature of its assets at the close of each quarter of its taxable year.

      o First, at least 75% of the value of the combined company's total assets must consist of cash or cash items (including receivables), government securities, "real estate assets," or qualifying temporary investments, also known as the "75% asset test";

      o Second, no more than 25% of the value of the combined company's total assets may be represented by securities other than those that are qualifying assets for purposes of the 75% asset test or of certain entities that qualify as taxable REIT subsidiaries, also known as the "25% asset test";

      o Third, of the investments included in the 25% asset test, the value of any one issuer's securities that the combined company owns may not exceed 5% of the value of the combined company's total assets, and the combined company may not own 10% or more of the total combined voting power or 10% or more of the total value of the securities of any issuer, unless such issuer and the combined company make an election to treat the issuer as a taxable REIT subsidiary or the issuer is a "disregarded entity" for federal income tax purposes or is itself a REIT; and

      o Fourth, while the combined company may own up to 100% of the stock of a corporation that elects to be treated as a taxable REIT subsidiary for federal income tax purposes, the total value of the combined company's stock ownership in one or more taxable REIT subsidiaries may not exceed 20% of the value of the combined company's gross assets.

      The combined company intends to operate so that it will not acquire any assets that would cause it to violate any of the asset tests. If, however, the combined company should fail to satisfy any of the asset tests at the end of a calendar quarter, it would not lose its real estate investment trust status if
(i) the combined company satisfied the asset tests at the end of the close of the preceding calendar quarter, and (ii) the discrepancy between the value of the combined company's assets and the asset test requirements arose from changes in the market values of the combined company's assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets. If the combined company did not satisfy the condition described in clause (ii) of the preceding sentence, it could still avoid disqualification as a real estate investment trust by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

      Distribution Requirements. Each taxable year, the combined company must distribute dividends to its shareholders in an amount at least equal to:

      o 90% of the combined company's "real estate investment trust taxable income," computed without regard to the dividends paid deduction and the combined company's net capital gain or loss; and

      o     certain items of noncash income.

      The combined company must make such distributions in the taxable year to which they relate, or in the following taxable year if the combined company declares the distribution before it timely files its federal income tax return for such year and pays the distribution on or before the first regular distribution date after such declaration. Further, if the combined company fails to meet the 90% distribution requirement as a result of an adjustment to its tax returns by the Internal Revenue Service, the combined company may, if the deficiency is not due to fraud with intent to evade tax or a willful failure to file a timely tax return, and if certain other conditions are met, retroactively cure the failure by paying a deficiency dividend (plus interest) to its shareholders.

      The combined company will be subject to federal income tax on its taxable income, including net capital gain that it does not distribute to its shareholders. Furthermore, if the combined company fails to distribute during a calendar year, or, in the case of distributions with declaration and record dates falling within the last three months of the calendar year, by the end of the January following such calendar year, at least the sum of:

      o 85% of the combined company's real estate investment trust ordinary income for such year;

      o 95% of the combined company's real estate investment trust capital gain income for such year; and

      o any of the combined company's undistributed taxable income from prior periods,

the combined company will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amount actually distributed. If the combined company elects to retain and pay income tax on the net capital gain that it receives in a taxable year, the combined company will be deemed to have distributed any such amount for the purposes of the 4% excise tax described in the preceding sentence.

      The combined company intends to make distributions to holders of FSP common stock in a manner that will allow it to satisfy the distribution requirements described above. It is possible that, from time to time, the combined company's pre-distribution taxable income may exceed its cash flow and that the combined company may have difficulty satisfying the distribution requirements. The combined company intends to monitor closely the relationship between its pre-distribution taxable income and its cash flow and intends to borrow funds or liquidate assets in order to overcome any cash flow shortfalls if necessary to satisfy the distribution requirements imposed by the tax code. It is possible, although unlikely, that the combined company may decide to terminate its real estate investment trust status as a result of any such cash shortfall. Such a termination would have adverse tax consequences to the combined company's stockholders. See "Taxation of the combined company - General".

      Recordkeeping Requirements. The combined company must maintain records of information specified in applicable Treasury Regulations in order to maintain its qualification as a real estate investment trust. In addition, in order to avoid monetary penalties, the combined company must request on an annual basis certain information from its shareholders designed to disclose the actual ownership of the combined company's outstanding stock. The combined company intends to comply with these recordkeeping requirements.

      Ownership Requirements. For the combined company to qualify as a real estate investment trust, shares of the combined company must be held by a minimum of 100 persons for at least 335 days in each taxable year. Further, at no time during the second half of any taxable year may more than 50% of the


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

combined company's shares be owned, actually or constructively, by five or fewer "individuals" (which term is defined for this purpose to include certain tax-exempt entities including pension trusts). The FSP Corp. common stock will be held by 100 or more persons. The combined company intends to continue to comply with these ownership requirements. Also, the combined company's charter contains ownership and transfer restrictions designed to prevent violation of these requirements.

      Failure to Qualify. If the combined company failed to qualify as a real estate investment trust in any taxable year, and no relief provisions applied, the combined company would be subject to federal income tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. In calculating the combined company's taxable income in a year in which it did not qualify as a real estate investment trust, the combined company would not be able to deduct amounts paid out to its shareholders. The combined company would not be required to distribute any amounts to its shareholders in such taxable year. In such event, to the extent of the combined company's current and accumulated earnings and profits, all distributions to shareholders would be characterized as dividends and would be taxable as ordinary income. Non-corporate shareholders, however, could qualify for a lower maximum tax rate on such dividends in most circumstances. Moreover, subject to certain limitations under the tax code, corporate shareholders might be eligible for the dividends received deduction. Unless the combined company qualified for relief under specific statutory provisions, the combined company would be disqualified from taxation as a real estate investment trust for the four taxable years following the year in which it ceased to qualify as a real estate investment trust. The combined company cannot predict whether it would qualify for such statutory relief in a particular circumstance that might arise in the future.

Taxation of Taxable U.S. Shareholders

      As used herein, the term "taxable U.S. shareholder" means a shareholder that, for United States federal income tax purposes, is:

      o     a citizen or resident of the United States;

      o a corporation, partnership, or other entity created or organized in or under the laws of the United States or any state or political subdivision thereof;

      o an estate the income of which is includible in gross income for United States federal income tax purposes regardless of such estate's connection with the conduct of a trade or business within the United States; or

      o any trust with respect to which (i) a United States court is able to exercise primary supervision over the administration of such trust, and (ii) one or more United States persons have the authority to control all substantial decisions of the trust.

      For any taxable year in which the combined company qualifies as a real estate investment trust, amounts distributed to taxable U.S. shareholders will be taxed as follows.

      Distributions Generally. Distributions made to the combined company's taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as a capital gain dividend) will be taken into account by such shareholder as ordinary income and will not, in the case of a corporate taxable U.S. shareholder, be eligible for the dividends received deduction. In addition, such dividends will not qualify for the lower maximum tax rate applicable to dividends received by non-corporate taxpayers except to the extent that they were attributable to income previously taxed to the combined company. To the extent that the combined company makes a distribution with respect to the FSP common stock that is in excess of its current or accumulated earnings and profits, the distribution will be treated by a taxable U.S. shareholder first as a tax-free return of capital, reducing the taxable U.S. shareholder's tax basis in the FSP common stock, and any portion of the distribution in excess of the shareholder's tax basis in the FSP common stock will then be treated as gain from the sale of such stock. Dividends declared by the combined company in

October, November, or December of any year payable to a taxable U.S. shareholder of record on a specified date in any such month shall be treated as both paid by the combined company and received by shareholders on December 31 of such year, provided that the dividend is actually paid by the combined company during January of the following calendar year. Taxable U.S. shareholders may not include on their federal income tax returns any of the combined company's tax losses.

      Capital Gain Dividends. Dividends to taxable U.S. shareholders that properly are designated by the combined company as capital gain dividends will be treated by such shareholders as long-term capital gain, to the extent that such dividends do not exceed the combined company's actual net capital gain, without regard to the period for which the taxable U.S. shareholders have held the FSP common stock. Taxable U.S. shareholders that are corporations may be required, however, to treat up to 20% of particular capital gain dividends as ordinary income. Capital gain dividends, like regular dividends from a real estate investment trust, are not eligible for the dividends received deduction for corporations.

      For taxable U.S. shareholders who are taxable at the rates applicable to individuals, the combined company will classify portions of any capital gain dividend as either (i) a "regular" capital gain dividend taxable to the taxable U.S. shareholder at a maximum rate of 15% or (ii) an "unrecaptured Section 1250 gain" dividend taxable to the taxable U.S. shareholder at a maximum rate of 25%.

      Retained Capital Gains. The combined company may elect to retain, rather than distribute, its net long-term capital gain received during the tax year. If the combined company so elects, it will be required to pay tax on the retained amounts. To the extent designated in a notice to the taxable U.S. shareholders, the taxable U.S. shareholders will be required to include their proportionate shares of the undistributed net long-term capital gain so designated in their income for the tax year, but will be permitted a credit or refund, as the case may be, for their respective shares of any tax paid on such gains by the Company. In addition, each taxable U.S. shareholder will be entitled to increase the tax basis in his or her shares of FSP common stock by an amount equal to the amount of net long-term capital gain the taxable U.S. shareholder was required to include in income, reduced by the amount of any tax paid by the combined company for which the taxable U.S. shareholder was entitled to receive a credit or refund.

      Passive Activity Loss and Investment Interest Limitations. Distributions, including deemed distributions of undistributed net long-term capital gain, from the combined company and gain from the disposition of FSP common stock will not be treated as passive activity income, and therefore taxable U.S. shareholders will not be able to apply any passive activity losses against such income. Distributions from the combined company, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of the investment income limitation on deductibility of investment interest. However, dividends attributable to income that was subject to tax at the combined company level as well as net capital gain from the disposition of FSP common stock or capital gain dividends, including deemed distributions of undistributed net long-term capital gains, generally will be excluded from investment income.

      Sale of FSP Common Stock. Upon the sale of FSP common stock, a taxable U.S. shareholder generally will recognize gain or loss equal to the difference between the amount realized on such sale and the holder's tax basis in the stock sold. To the extent that the FSP common stock is held as a capital asset by the taxable U.S. shareholder, the gain or loss will be a long-term capital gain or loss if the stock has been held for more than a year, and will be a short-term capital gain or loss if the stock has been held for a shorter period. In general, however, any loss upon a sale of the FSP common stock by a taxable U.S. shareholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent that distributions from the combined company were required to be treated as long-term capital gain by that holder.


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

Taxation of Tax-Exempt Shareholders

      Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, collectively known as "exempt organizations", generally are exempt from federal income taxation. Exempt organizations are subject to tax, however, on their unrelated business taxable income, or "UBTI". UBTI is defined as the gross income derived by an exempt organization from an unrelated trade or business, less the deductions directly connected with that trade or business, subject to certain exceptions. While many investments in real estate generate UBTI, the Internal Revenue Service has issued a ruling that dividend distributions from a real estate investment trust to an exempt employee pension trust do not constitute UBTI, provided that the shares of the real estate investment trust are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed to exempt organizations generally should not constitute UBTI. However, if an exempt organization finances its acquisition of FSP common stock with debt, a portion of its income from the combined company will constitute UBTI pursuant to the "debt-financed property" rules.

      In addition, in certain circumstances, a pension trust that owns more than 10% of the stock of the combined company will be required to treat a percentage of the dividends paid by the combined company as UBTI based upon the percentage of the combined company's income that would constitute UBTI to the shareholder if received directly by it. This rule applies to a pension trust holding more than 10% (by value) of the FSP common stock only if (i) the percentage of the income from the combined company that is UBTI (determined as if the combined company were a pension trust) is at least 5% and (ii) the combined company is treated as a "pension-held REIT." The combined company does not expect to receive significant amounts of income that would be considered UBTI if received directly by a pension trust and does not expect to qualify as a "pension-held REIT."

Taxation of Non-U.S. Shareholders

      General. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts and certain other foreign stockholders, collectively known as "non-U.S. shareholders", are complex and no attempt is made herein to provide more than a general summary of such rules. This discussion does not consider the tax rules applicable to all non-U.S. shareholders and, in particular, does not consider the special rules applicable to U.S. branches of foreign banks or insurance companies or certain intermediaries. NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS WITH REGARD TO THE MERGERS AND THE ACQUISITION, OWNERSHIP and Disposition OF FSP COMMON STOCK, INCLUDING ANY REPORTING AND WITHHOLDING REQUIREMENTS.

      Ordinary Dividends - General. Distributions to non-U.S. shareholders that are not attributable to gain from sales or exchanges by the combined company of United States real property interests and are not designated by the combined company as capital gain dividends (or deemed distributions of retained capital gains) will be treated as ordinary dividends to the extent that they are made out of current or accumulated earnings and profits of the combined company. Any portion of a distribution in excess of current and accumulated earnings and profits of the combined company will not be taxable to a non-U.S. shareholder to the extent that such distribution does not exceed the adjusted basis of the shareholder in the FSP common stock, but rather will reduce the adjusted basis of such stock. To the extent that the portion of the distribution in excess of current and accumulated earnings and profits exceeds the adjusted basis of a non-U.S. shareholder for the FSP common stock, such excess generally will be treated as gain from the sale or disposition of the stock and will be taxed as described below.

      Ordinary Dividends - Withholding. Dividends paid to non-U.S. shareholders may be subject to U.S. withholding tax. If an income tax treaty does not apply and the non-U.S. shareholder's investment in the FSP common stock is not effectively connected with a trade or business conducted by the non-U.S. shareholder in the United States (or if a tax treaty does apply and the investment in the FSP common stock is not attributable to a United States permanent establishment maintained by the non-U.S. shareholder), ordinary dividends (i.e., distributions out of current and accumulated earnings and profits) will be subject to a U.S. withholding tax at a 30% rate, or, if an income tax treaty applies, at a lower treaty rate. Because the combined company generally cannot determine at the time that a distribution is made whether or not such a distribution will be in excess of earnings and profits, the combined company intends to withhold on the gross amount of each distribution at the 30% rate (or lower treaty rate) (other than distributions subject to the 35% FIRPTA withholding rules described below). To receive a reduced treaty rate, a non-U.S. shareholder must furnish the combined company or its paying agent with a duly completed Form W-8BEN (or authorized substitute form) certifying such holder's qualification for the reduced rate. Generally, a non-U.S. shareholder will be entitled to a refund from the Internal Revenue Service to the extent the amount withheld by the combined company from a distribution exceeds the amount of United States tax owed by such shareholder.

      In the case of a non-U.S. shareholder that is a partnership or a trust, the withholding rules for a distribution to such a partnership or trust will be dependent on numerous factors, including (i) the classification of the type of partnership or trust, (ii) the status of the partner or beneficiary, and (iii) the activities of the partnership or trust. Non-U.S. shareholders that are partnerships or trusts are urged to consult their tax advisors regarding the withholding rules applicable to them based on their particular circumstances.

      If an income tax treaty does not apply, ordinary dividends that are effectively connected with the conduct of a trade or business within the U.S. by a non-U.S. shareholder (and, if a tax treaty applies, ordinary dividends that are attributable to a United States permanent establishment maintained by the non-U.S. shareholder) are exempt from U.S. withholding tax. In order to claim such exemption, a non-U.S. shareholder must provide the combined company or its paying agent with a duly completed Form 4224 or FormW-8ECI (or authorized substitute form) certifying such holder's exemption. However, ordinary dividends exempt from U.S. withholding tax because they are effectively connected or are attributable to a United States permanent establishment maintained by the non-U.S. shareholder generally are subject to U.S. federal income tax on a net income basis at regular graduated rates. In the case of non-U.S. shareholders that are corporations, any effectively connected ordinary dividends or ordinary dividends attributable to a United States permanent establishment maintained by the non-U.S. shareholder may, in certain circumstances, be subject to branch profits tax at a 30% rate, or at such lower rate as may be provided in an applicable income tax treaty.

      Capital Gain Dividends - General. For any year in which the combined company qualifies as a real estate investment trust, distributions that are attributable to gain from sales or exchanges by the combined company of United States real property interests will be taxed to a non-U.S. shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, also known as "FIRPTA". Under FIRPTA, distributions attributable to gain from sales of United States real property are taxed to a non-U.S. shareholder as if such gain were effectively connected with a United States trade or business. Non-U.S. shareholders thus would be taxed at the regular capital gain rates applicable to taxable U.S. shareholders (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax in the hands of a corporate non-U.S. shareholder not otherwise entitled to treaty relief or exemption.

      Capital Gain Dividends - Withholding. Under FIRPTA, the combined company is required to withhold 35% of any distribution that is designated as a capital gain dividend or which could be designated as a capital gain dividend. Moreover, if the combined company designates previously made distributions as capital gain dividends, subsequent distributions (up to the amount of the prior distributions so designated) will be treated as capital gain dividends for purposes of FIRPTA withholding.

      Sale of FSP Common Stock. A non-U.S shareholder generally will not be subject to United States federal income tax under FIRPTA with respect to gain recognized upon a sale of FSP common stock, provided that the combined company is a "domestically-controlled REIT." A domestically-controlled REIT generally is defined as a real estate investment trust in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. Although currently it is anticipated that the combined company will be a domestically-controlled REIT, and, therefore, that the sale of FSP common stock will not be subject to taxation under FIRPTA, there can be no assurance that the combined company will, at all relevant times, be a domestically-controlled REIT. If the gain on the sale of FSP common stock were subject to taxation under FIRPTA, a non-U.S. shareholder would be subject to the same treatment as taxable U.S. shareholders with respect to such gain (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, a purchaser of FSP common stock from a non-U.S. shareholder subject to taxation under FIRPTA generally would be required to deduct and withhold a tax equal to 10% of the amount realized by a non-U.S. shareholder on the disposition. Any amount withheld would be creditable against the non-U.S. shareholder's FIRPTA tax liability.

      Even if gain recognized by a non-U.S. shareholder upon the sale of FSP common stock is not subject to FIRPTA, such gain generally will subject such shareholder to U.S. tax if:

      o an income tax treaty does not apply and the gain is effectively connected with a trade or business conducted by the non-U.S. shareholder in the United States (or, if an income tax treaty applies and the gain is attributable to a United States permanent establishment maintained by the non-U.S. shareholder), in which case, unless an applicable treaty provides otherwise, a non-U.S. shareholder will be taxed on his or her net gain from the sale at regular graduated U.S. federal income tax rates. In the case of a non-U.S. shareholder that is a corporation, such shareholder may be subject to a branch profits tax at a 30% rate, unless an applicable income tax treaty provides for a lower rate and the shareholder demonstrates its qualification for such rate; or

      o the non-U.S. shareholder is a nonresident alien individual who holds the FSP common stock as a capital asset and was present in the United States for 183 days or more during the taxable year (as determined under the tax code) and certain other conditions apply, in which case the non-U.S. shareholder will be subject to a 30% tax on capital gains.

      Estate Tax Considerations. The value of FSP common stock owned, or treated as owned, by a non-U.S. shareholder who is a nonresident alien individual at the time of his or her death will be included in the individual's gross estate for United States federal estate tax purposes, unless otherwise provided in an applicable estate tax treaty.

Information Reporting and Backup Withholding

      The combined company is required to report to its shareholders and to the Internal Revenue Service the amount of distributions paid during each tax year, and the amount of tax withheld, if any. These requirements apply even if withholding was not required with respect to payments made to a shareholder. In the case of non-U.S. shareholders, the information reported may also be made available to the tax authorities of the non-U.S. shareholder's country of residence, if an applicable income tax treaty so provides.

      Backup withholding generally may be imposed on certain payments to a shareholder unless the shareholder (i) furnishes certain information, or (ii) is otherwise exempt from backup withholding.

      A shareholder who does not provide the combined company with his or her correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. In addition, the combined company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the combined company.

      Shareholders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedure for obtaining an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a distribution to a shareholder will be allowed as a credit against such holder's United States federal income tax liability and may entitle the shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

      In general, backup withholding and information reporting will not apply to a payment of the proceeds of the sale of FSP common stock by a non-U.S. shareholder by or through a foreign office of a foreign broker effected outside of the United States; provided, however, that foreign brokers having certain connections with the United States may be obligated to comply with the backup withholding and information reporting rules. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of FSP common stock by foreign offices of certain brokers, including foreign offices of a broker that:

      o     is a United States person;

      o derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States; or

      o is a "controlled foreign corporation" for United States tax purposes.

      Information reporting will not apply in the above cases if the broker has documentary evidence in its records that the holder is a non-U.S. shareholder and certain conditions are met, or the non-U.S. shareholder otherwise establishes an exemption.

      Payment to or through a United States office of a broker of the proceeds of a sale of FSP common stock is subject to both backup withholding and information reporting unless the shareholder certifies in the manner required that he or she is a non-U.S. shareholder and satisfies certain other qualifications under penalties of perjury or otherwise establishes an exemption.

State and Local Tax

      The discussion herein concerns only the United States federal income tax treatment likely to be accorded to the combined company and its shareholders. No consideration has been given to the state and local tax treatment of such parties. The state and local tax treatment may not conform to the federal treatment described above. As a result, a shareholder should consult his or her own tax advisor regarding the specific state and local tax consequences of the Merger and acquisition, ownership, and disposition of FSP common stock in the combined company.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form S-3 with respect to the common stock being registered hereby. This prospectus constitutes a part of that registration statement. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement, because some parts have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our common stock being registered hereby, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus regarding the contents of any agreement, contract or other document referred to are not necessarily complete; reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit.

      We also file annual, quarterly and current reports, proxy statements and other reports with the SEC. You may inspect a copy of the registration statement and all other reports that we file with the SEC without charge at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained after payment of fees prescribed by the SEC from the SEC's Public Reference Room at the SEC's principal office, 450 Fifth Street, N.W., Washington, D.C. 20549.

      You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The SEC's World Wide Web address is www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      We are incorporating by reference certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Information in documents that we file with the SEC after the date of this prospectus will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the sale of all the shares covered by this prospectus.

      o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the SEC on March 15, 2004, as amended by a Form 10-K/A filed with the SEC on April 1, 2004;

      o Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, filed with the SEC on May 6, 2004, as amended by a Form 10-Q/A filed with the SEC on July 29, 2004;

      o Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, filed with the SEC on July 30, 2004;

      o     Our Current Report on Form 8-K filed with the SEC on August 3, 2004;

      o     Our Current Report on Form 8-K filed with the SEC on August 13,
            2004;

      o     Our Current Report on Form 8-K filed with the SEC on August 30,
            2004;

      o The description of our common stock contained in our Form 10 filed with the SEC on April 30, 2001, as amended by our Form 10/A filed with the SEC on each of June 21, 2001, July 17, 2001, August 22, 2001 and December 18, 2001; and

      o All of our filings pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to its effectiveness.

      A statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

                        Franklin Street Properties Corp.
                         401 Edgewater Place, Suite 200
                               Wakefield, MA 01880
                                 (781) 557-1300
                          Attention: Investor Relations

                                  LEGAL MATTERS

      The validity of the shares of common stock covered by this prospectus will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts. Certain partners of Wilmer Cutler Pickering Hale and Dorr LLP own an aggregate of 725,162 shares of FSP common stock.

                                     EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual report on Form 10-K for the year ended December 31, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

      The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Franklin Street Properties Corp. as of December 31, 2002 and for each of the two years in the period ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, given on the authority of said firm as experts in auditing and accounting.

      The financial statements of Montague, Addison Circle, Royal Ridge and Collins Crossing for the years ended December 31, 2003, December 31, 2002, December 31, 2001 (as applicable) incorporated by reference in this prospectus have been audited by Braver and Company, P.C., as stated in their report incorporated by reference in this prospectus, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

================================================================================


No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.


                        --------------------------------


                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

Prospectus Summary ........................................................    1

Risk Factors ..............................................................    4

Determination of the Fair Market Value of Our Common Stock ................   12

Special Note Regarding Forward-Looking Information ........................   12

Use of Proceeds ...........................................................   12

Selling Stockholders ......................................................   13

Plan of Distribution ......................................................   45

Material U.S. Federal Income Tax Considerations ...........................   46

Where You Can Find More Information .......................................   58

Incorporation of Certain Documents by Reference ...........................   59

Legal Matters .............................................................   59

Experts ...................................................................   60


================================================================================


                                     Shares
                                   25,000,091

                                 FRANKLIN STREET
                                PROPERTIES CORP.


                                  Common Stock

                                 _________, 2004



                        --------------------------------


================================================================================

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses expected to be incurred by FSP Corp. in connection with the registration and distribution of the common stock registered hereby, all of which expenses, except for the Securities and Exchange Commission registration fee, are estimated. The selling stockholders will not be responsible for any such expenses.

                                                                         Amount
                                                                         ------
Securities and Exchange Commission registration fee .............       $ 56,065
Legal fees and expenses .........................................       $100,000
Accounting fees and expenses ....................................       $ 25,000
Miscellaneous expenses ..........................................       $ 10,000
       Total ....................................................       $191,065
                                                                        ========

Item 15. Indemnification of Directors and Officers.

      Our Articles of Incorporation require us to indemnify our directors, officers, employees, agents and other persons acting on behalf of or at our request to the fullest extent permitted from time to time by Maryland law. The General Corporation Law of the State of Maryland permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees, actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received.

      Our Articles of Incorporation contain a provision eliminating the personal liability of a director or officer to us or our stockholders for monetary damages to the fullest extent permitted by Maryland law. The General Corporation Law of the State of Maryland permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that a judgment or other final adjudication is entered adverse to the director or officer in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberative dishonesty and was material to the cause of action adjudicated in the proceeding or (ii) to the extent it is proved that the director or officer actually received an improper benefit or profit in money, property or services. This provision of the General Corporation Law of the State of Maryland does not limit our ability or our stockholders' ability to obtain other relief, such as an injunction or rescission.

Item 16. Exhibits.

The following exhibits are filed with this registration statement.

Exhibit
Number   Description
------   -----------

4.1 Articles of Incorporation of Franklin Street Properties Corp. (incorporated herein by reference to Appendix B of the Registrant's Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 18, 2001)

4.2 By-Laws of Franklin Street Properties Corp. (incorporated herein by reference to Exhibit C of the Registrant's Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 18, 2001)

5.1      Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.*

8.1 Form of opinion of Wilmer Cutler Pickering Hale and Dorr LLP relating to tax matters.

23.1 Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in the opinion filed as Exhibit 5.1).*

23.2 Form of consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in the opinion filed as Exhibit 8.1).

23.3     Consent of Ernst & Young LLP *

23.4     Consent of PricewaterhouseCoopers LLP.*

23.5     Consent of Braver and Company, P.C.*

24.1     Powers of Attorney are included on signature pages.*

----------
*     Filed herewith.


ITEM 17. Undertakings.

      (a)   The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Wakefield, Commonwealth of Massachusetts, on the 31st day of August, 2004.

                                      FRANKLIN STREET PROPERTIES CORP.

                                      By: /s/ George J. Carter
                                          --------------------
                                          George J. Carter
                                          President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

      We, the undersigned officers and directors of Franklin Street Properties Corp., hereby severally constitute George J. Carter and Barbara J. Fournier, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and any subsequent registration statement for the same offering which may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                     Title                              Date
---------                     -----                              ----

/s/ George J. Carter          President, Chief Executive         August 31, 2004
--------------------------    Officer and Director
George J. Carter              (Principal Executive Officer)

/s/ Lloyd S. Dow              Controller                         August 31, 2004
--------------------------    (Principal Accounting Officer)
Lloyd S. Dow

/s/ John Burke                Director                           August 31, 2004
--------------------------
John Burke

/s/ Barbara J. Fournier       Director                           August 31, 2004
--------------------------    (Principal Financial Officer)
Barbara J. Fournier

/s/ Dennis J. McGillicuddy    Director                           August 31, 2004
--------------------------
Dennis J. McGillicuddy

/s/ Janet P. Notopoulos       Director                           August 31, 2004
--------------------------
Janet P. Notopoulos

/s/ Richard R. Norris         Director                           August 31, 2004
--------------------------
Richard R. Norris

/s/ Barry Silverstein         Director                           August 31, 2004
--------------------------
Barry Silverstein

                                  EXHIBIT INDEX


Exhibit
Number   Description
------   -----------

4.1 Articles of Incorporation of Franklin Street Properties Corp. (incorporated herein by reference to Appendix B of the Registrant's Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 18, 2001)

4.2 By-Laws of Franklin Street Properties Corp. (incorporated herein by reference to Exhibit C of the Registrant's Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 18, 2001)

5.1      Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.*

8.1 Form of opinion of Wilmer Cutler Pickering Hale and Dorr LLP relating to tax matters.

23.1 Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in the opinion filed as Exhibit 5.1).*

23.2 Form of consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in the opinion filed as Exhibit 8.1).

23.3     Consent of Ernst & Young LLP *

23.4     Consent of PricewaterhouseCoopers LLP.*

23.5     Consent of Braver and Company, P.C.*

24.1     Powers of Attorney are included on signature pages.*

----------
*     Filed herewith.